                                                                     Exhibit 2.1









                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               SPRINT CORPORATION,

                             CENTEL DIRECTORIES LLC

                                       AND

                           R.H. DONNELLEY CORPORATION

                            AS OF SEPTEMBER 21, 2002

                                TABLE OF CONTENTS
                                -----------------


                                                                               PAGE
                                                                               ----



ARTICLE I             PURCHASE AND SALE OF THE SHARES.............................2
    Section 1.1     Purchase and Sale.............................................2
    Section 1.2     Payment of Purchase Price.....................................2
    Section 1.3     Target Working Capital........................................4
    Section 1.4     Adjustment of Purchase Price..................................4
    Section 1.5     Closing.......................................................6
    Section 1.6     Deliveries by Sellers.........................................6
    Section 1.7     Deliveries by Buyer...........................................7
    Section 1.8     Initial  and Second Closing...................................8
ARTICLE II            RELATED MATTERS............................................14
    Section 2.1     Use of Sprint's Name and Logos...............................14
    Section 2.2     No Ongoing or Transition Services............................14
    Section 2.3     Certain Pre-Closing Matters..................................14
ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLERS..................16
    Section 3.1     Organization.................................................16
    Section 3.2     Authorization................................................17
    Section 3.3     Capital Stock................................................18
    Section 3.4     Ownership of the Capital Stock...............................19
    Section 3.5     Consents and Approvals; No Violations........................19
    Section 3.6     Financial Statements and Undisclosed Liabilities.............20
    Section 3.7     Absence of Material Adverse Effect...........................21
    Section 3.8     Title, Ownership and Related Matters.........................23
    Section 3.9     Intellectual Property........................................25
    Section 3.10    Computer Software............................................27
    Section 3.11    Litigation...................................................28
    Section 3.12    Compliance with Applicable Law...............................29
    Section 3.13    Certain Contracts and Arrangements...........................29
    Section 3.14    Employee Benefit Plans; ERISA................................31
    Section 3.15    Labor Matters................................................34
    Section 3.16    Taxes........................................................35
    Section 3.17    Environmental................................................37
    Section 3.18    Officers.....................................................37
    Section 3.19    Certain Fees.................................................37
    Section 3.20    Sufficiency of Assets........................................38
    Section 3.21    Permits......................................................38
    Section 3.22    Affiliates Engaged in the Business...........................38
ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER....................39
    Section 4.1     Organization and Authority of Buyer..........................39

    Section 4.2     Consents and Approvals; No Violations........................40
    Section 4.3     Litigation...................................................40
    Section 4.4     Certain Fees.................................................41
    Section 4.5     Investment Representations...................................41
    Section 4.6     Sufficient Funds.............................................41
ARTICLE V             COVENANTS..................................................42
    Section 5.1     Conduct of the Companies' Business...........................42
    Section 5.2     Access to Information........................................44
    Section 5.3     Consents.....................................................47
    Section 5.4     Reasonable Best Efforts......................................49
    Section 5.5     Public Announcements.........................................52
    Section 5.6     Covenant to Satisfy Conditions...............................52
    Section 5.7     Certain Tax Matters..........................................53
    Section 5.8     No Solicitation..............................................61
    Section 5.9     Transition Services Agreement................................62
    Section 5.10    Directory Services License Agreement.........................62
    Section 5.11    Guarantees...................................................62
    Section 5.12    Investigation by Buyer.......................................62
    Section 5.13    Mutual Release...............................................63
    Section 5.14    Employees and Employee Benefit Plans.........................64
    Section 5.15    No Solicitation of Transactions..............................69
    Section 5.16    Non-Competition Agreement....................................70
    Section 5.17    Subscriber Listings Agreement................................70
    Section 5.18    Trademark License Agreement..................................70
    Section 5.19    Publisher Trademark License Agreement........................70
    Section 5.20    Transition of Certain Information............................70
    Section 5.21    Interim Changes in Service Areas.............................71
    Section 5.22    Intercompany Accounts; CenDon Payments.......................71
    Section 5.23    Special Purpose Vehicle......................................72
    Section 5.24    Co-Branding..................................................72
ARTICLE VI            CONDITIONS TO OBLIGATIONS OF THE PARTIES...................73
    Section 6.1     Conditions to Each Party's Obligation........................73
    Section 6.2     Conditions to Obligations of Sellers.........................74
    Section 6.3     Conditions to Obligations of Buyer...........................75
ARTICLE VII           TERMINATION................................................76
    Section 7.1     Termination..................................................76
    Section 7.2     Procedure and Effect of Termination..........................78
ARTICLE VIII          SURVIVAL OF REPRESENTATIONS................................79
    Section 8.1     Survival of Representations, Warranties and Agreements.......79
ARTICLE IX            INDEMNIFICATION............................................80
    Section 9.1     Indemnification Obligations of Sellers.......................80
    Section 9.2     Indemnification Obligations of Buyer.........................81
    Section 9.3     Indemnification Procedure....................................81
    Section 9.4     Claims Period................................................83
    Section 9.5     Liability Limits.............................................84
    Section 9.6     Netting of Losses............................................85

    Section 9.7     Exclusive Remedies...........................................85
ARTICLE X             MISCELLANEOUS..............................................86
    Section 10.1    Fees and Expenses............................................86
    Section 10.2    Further Assurances...........................................86
    Section 10.3    Notices......................................................86
    Section 10.4    Severability.................................................88
    Section 10.5    Binding Effect; Assignment...................................88
    Section 10.6    No Third Party Beneficiaries.................................89
    Section 10.7    Interpretation...............................................89
    Section 10.8    Jurisdiction and Consent to Service..........................90
    Section 10.9    Entire Agreement.............................................90
    Section 10.10   Governing Law................................................90
    Section 10.11   Specific Performance.........................................90
    Section 10.12   Counterparts.................................................91
    Section 10.13   Amendment, Modification and Waiver...........................91
    Section 10.14   Knowledge....................................................91
    Section 10.15   Schedules and Exhibits.......................................91
    Section 10.16   Waiver of Jury Trial.........................................91













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





                                  DEFINED TERMS
                                  -------------


TERM                                                                  SECTION

2001 Income Statement..................................................1.8(a)
Acceptance Notice......................................................1.4(c)
Accounting Principles..................................................1.4(b)
ADSP................................................................5.7(b)(i)
Affiliate.............................................................10.7(b)
Agreement............................................................Preamble
Allocation..........................................................5.7(b)(i)
Ancillary Agreements...................................................1.6(c)
Buyer 401(k) Plan.................................................5.14(b)(ii)
Buyer Deductible..........................................................9.5
Buyer Indemnified Parties.................................................9.1
Buyer Losses..............................................................9.1
Buyer Material Adverse Effect.............................................4.2
Buyer Pension Plan................................................5.14(c)(ii)
Buyer................................................................Preamble
Buyer's Auditor........................................................1.4(b)
Cap Amount................................................................9.5
CDC Shares...........................................................Recitals
CDC..................................................................Recitals
Cendon...............................................................Recitals
Centel LLC...........................................................Preamble
Claims Period.............................................................9.4
Closing Date Working Capital...........................................1.4(a)
Closing Date..............................................................1.5
Closing...................................................................1.1
Companies............................................................Recitals
Company Employee......................................................5.14(a)
Company Employees.....................................................5.14(a)
Company Intellectual Property..........................................3.9(a)
Company Licensed Intellectual Property.................................3.9(a)
Company Licensed Software.............................................3.10(a)
Company Material Adverse Effect........................................3.1(b)
Company Owned Intellectual Property....................................3.9(a)
Company Proprietary Software..........................................3.10(a)
Company Software......................................................3.10(a)
Company..............................................................Recitals
Competing Transaction....................................................5.15
Confidentiality Agreement .............................................5.2(b)
Contracts................................................................3.13
Current Assets............................................................1.3
Current Liabilities.......................................................1.3

DAI Shares...........................................................Recitals
DAI..................................................................Recitals
Debt Financing Commitments................................................4.6
Directory Services License Agreement.....................................5.10
DOJ....................................................................5.3(d)
Environmental Laws....................................................3.17(a)
Equity Commitments........................................................4.6
ERISA Affiliate.......................................................3.14(b)
ERISA.................................................................3.14(a)
Estimated Purchase Price...............................................1.2(a)
Estimated Working Capital..............................................1.2(b)
Excluded Business......................................................1.8(b)
Excluded States........................................................1.8(a)
Final Balance Sheet....................................................1.4(c)
Financial Statements...................................................3.6(a)
Financing Commitments.....................................................4.6
FTC....................................................................5.3(d)
GAAP...................................................................1.4(b)
Group Contracts........................................................5.3(a)
HSR Act...................................................................3.5
Indemnification Statement.........................................5.7(c)(iii)
Indemnified Party .....................................................9.3(a)
Indemnifying Party.....................................................9.3(a)
Initial Closing........................................................1.8(a)
Intellectual Property..................................................3.9(a)
Interim Balance Sheet..................................................3.6(a)
Leased Real Property................................................3.8(a)(i)
Liens..............................................................3.8(a)(ii)
Mutual Release...........................................................5.13
New Contracts..........................................................5.3(a)
Non-Competition Agreement................................................5.16
Objection Notice.......................................................1.4(c)
Ordinary Course of Business............................................3.7(a)
Owned Real Property.................................................3.8(a)(i)
Permits...............................................................3.21(a)
Permitted Liens....................................................3.8(a)(ii)
Person................................................................10.7(a)
Pre-Closing Period Returns..........................................5.7(c)(i)
Pre-Closing Period..................................................5.7(a)(i)
Preliminary Balance Sheet..............................................1.4(b)
Publisher Trademark License Agreement....................................5.19
Purchase Price.........................................................1.2(d)
Real Property.......................................................3.8(a)(i)
Regulatory Proposal................................................5.4(d)(iv)
Second Closing.........................................................1.8(c)
Second Closing Termination Date........................................1.8(c)

Section 338(h)(10) Election........................................5.7(a)(ii)
Section 754 Election..............................................5.7(a)(iii)
Seller Benefit Plan...................................................3.14(a)
Seller Benefit Plans..................................................3.14(a)
Seller ERISA Plan.....................................................3.14(a)
Seller ERISA Plans....................................................3.14(a)
Seller Indemnified Parties................................................9.2
Seller Losses.............................................................9.2
Seller Tradenames and Logos...............................................2.1
Sellers..............................................................Preamble
Sellers' Auditor.......................................................1.4(b)
Services Agreement.....................................................1.8(f)
Shares...............................................................Recitals
SPA..................................................................Recitals
Sprint...............................................................Preamble
SPV......................................................................5.22
SPV Agreement............................................................5.23
State Subsidiary.......................................................1.8(b)
Straddle Period Returns............................................5.7(c)(ii)
Straddle Period....................................................5.7(a)(iv)
Subscriber Listings Agreement............................................5.17
Target Assets..........................................................1.8(g)
Target Working Capital....................................................1.3
Tax Claim..........................................................5.7(e)(iv)
Tax Indemnified Party..............................................5.7(e)(iv)
Tax Indemnifying Party.............................................5.7(e)(iv)
Tax Return........................................................3.16(c)(ii)
Taxes..............................................................3.16(c)(i)
Termination Date.......................................................7.1(e)
Third Party Approval Contracts.........................................5.3(b)
To the Knowledge of Buyer...............................................10.14
To the Knowledge of Sellers.............................................10.14
Trademark License Agreement..............................................5.18
Transfer Tax Limit................................................5.7(c)(vii)
Transition Services Agreement............................................5.10
Unrelated Accounting Firm..............................................1.4(c)
Wholly Owned Companies...............................................Recitals
Wholly Owned Company.................................................Recitals
Year-End Balance Sheet....................................................1.3

                                    SCHEDULES
                                    ---------


Schedule 1.3........................................Current Assets and Current Liabilities
Schedule 1.8(a)..............................................................2001 Revenues
Schedule 1.8(b)................................................Assets of Excluded Business
Schedule 3.1........................................................Foreign Qualifications
Schedule 3.3.................................................................Capital Stock
Schedule 3.4....................................................Ownership of Capital Stock
Schedule 3.5..............................................................Sellers Consents
Schedule 3.6(b)........................................................Company Liabilities
Schedule 3.7.............................................................Absence of Change
Schedule 3.8(a)(i)...........................................................Real Property
Schedule 3.8(a)(ii).................................................Title to Real Property
Schedule 3.8(a)(iv).............................................Owned Real Property Access
Schedule 3.8(a)(vi)...............................Notice of Condemnation or Eminent Domain
Schedule 3.8(a)(vii).............................................Real Property Obligations
Schedule 3.8(a)(viii)...........................................Use of Owned Real Property
Schedule 3.8(b)............................................................Title to Assets
Schedule 3.9(b)(i).......Adverse Claims Against Use of Company Owned Intellectual Property
Schedule 3.9(b)(ii)....................................Company Owned Intellectual Property
Schedule 3.9(b)(iii)................................Company Licensed Intellectual Property
Schedule 3.9(c)..................Third Party Infringement of Company Intellectual Property
Schedule 3.10(a).........................................................Computer Software
Schedule 3.11...................................................................Litigation
Schedule 3.12...............................................Compliance with Applicable Law
Schedule 3.13....................................................................Contracts
Schedule 3.14............................................................Employee Benefits
Schedule 3.15................................................................Labor Matters
Schedule 3.16........................................................................Taxes
Schedule 3.17................................................................Environmental
Schedule 3.18......................................................Officers; Bank Accounts
Schedule 3.20........................................................Sufficiency of Assets
Schedule 3.21......................................................................Permits
Schedule 4.2................................................................Buyer Consents
Schedule 5.1............................................Conduct of the Companies' Business
Schedule 5.3(a)............................................................Group Contracts
Schedule 5.14.............................................................Employee Matters
Schedule 6.3(d).............................................................Sellers' Liens
Schedule 6.3(f)..........................................................Required Consents
Schedule 10.14.................................Officers and Affiliates of Sprint and Buyer

                                    EXHIBITS
                                    --------


EXHIBIT                                                                 NUMBER

Transition Services Agreement..............................................5.9

Directory Services License Agreement......................................5.10

Mutual Release............................................................5.14

Non-Competition Agreement.................................................5.16

Subscriber Listings Agreement.............................................5.17

Trademark License Agreement...............................................5.18

Publisher Trademark License Agreement.....................................5.19

Terms of SPV Operating Agreement and SPV Agreement........................5.23

                            STOCK PURCHASE AGREEMENT

              THIS STOCK PURCHASE AGREEMENT, dated as of September 21, 2002 (this "AGREEMENT"), is made and entered into by and between Sprint Corporation, a Kansas corporation ("SPRINT"), Centel Directories LLC, a Delaware limited liability company ("CENTEL LLC") ( Sprint and Centel LLC are collectively referred to in this Agreement as "SELLERS"), and R.H. Donnelley Corporation, a Delaware corporation ("BUYER").

                                    RECITALS

       1. Sprint owns all of the issued and outstanding shares of capital stock (the "DAI SHARES") of DirectoriesAmerica, Inc., a Kansas corporation ("DAI"), which owns all of the issued and outstanding capital stock of Sprint Publishing & Advertising, Inc., a Kansas corporation ("SPA").

       2. Centel LLC owns all of the issued and outstanding shares of capital stock (the "CDC SHARES" and, collectively with the DAI Shares, the "SHARES") of Centel Directory Company, a Delaware corporation ("CDC"), which owns a membership interest in Cendon, L.L.C., a Delaware limited liability company ("CENDON") (DAI, SPA and CDC are hereinafter each referred to as a "WHOLLY OWNED COMPANY" and collectively referred to as the "WHOLLY OWNED Companies", and DAI, SPA, CDC and Cendon are hereinafter each referred to as a "COMPANY" and collectively referred to as the "COMPANIES").

       3. Pursuant to the terms and conditions of this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Shares.

              NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound by this Agreement, the parties agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF THE SHARES


         SECTION 1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, at the closing provided for in Section 1.5 of this Agreement (the "CLOSING"), Sellers agree to sell, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Sellers, the Shares.

         SECTION 1.2 PAYMENT OF PURCHASE PRICE.

         (a) In consideration for the sale, transfer and delivery of the Shares, at the Closing Buyer shall deliver or cause to be delivered to Sellers (or to such third parties as may be designated in writing by Sellers) the Estimated Purchase Price in accordance with Section 1.2(d). The "ESTIMATED PURCHASE Price" payable at Closing shall equal (i) Two Billion Two Hundred Thirty Million Dollars ($2,230,000,000) and (ii) (A) plus an amount equal to the difference between the Estimated Working Capital and the Target Working Capital if the amount of Estimated Working Capital is greater than the Target Working Capital, or (B) less an amount equal to the difference between the Target Working Capital and the Estimated Working Capital if the amount of Estimated Working Capital is less than the Target Working Capital.

         (b) At least five business days prior to the Closing, Sellers shall deliver to Buyer an estimated combined consolidated balance sheet of the Companies as of the close of business on the Closing Date prepared in accordance with the Accounting Principles (as hereinafter defined) and a certificate setting forth the Estimated Working Capital based on such balance sheet. For the purposes of this Agreement, "ESTIMATED WORKING CAPITAL" shall mean the good faith, best estimate of Sellers of the book value of the Current Assets (as defined in Section 1.3) of the Companies less the book value of the Current Liabilities (as defined in

Section 1.3) of the Companies as of the close of business on the Closing Date as reflected on such balance sheet.

         (c) Within five business days after the determination of the Final Balance Sheet (as hereinafter defined) in accordance with Section 1.4 of this Agreement, (i) if the amount of the Closing Date Working Capital calculated in accordance with Section 1.4 is less than the Estimated Working Capital, then Sellers shall pay to Buyer an amount equal to the difference between the Estimated Working Capital and the Closing Date Working Capital plus interest or
(ii) if the amount of the Closing Date Working Capital calculated in accordance with Section 1.4 is greater than the Estimated Working Capital, Buyer shall pay to Sellers an amount equal to the difference between the Closing Date Working Capital and the Estimated Working Capital, plus interest. Any interest on such payments shall be calculated using the prime rate of interest (as published in the "Money Rates" table of the Eastern U.S. Edition of THE WALL STREET JOURNAL on the Closing Date) and shall begin on the Closing Date (as hereinafter defined) and end on the date of any such payment.

         (d) All payments required under this Section 1.2 shall be made in cash by wire transfer of immediately available federal funds to such bank account(s) as shall be designated in writing by the recipient at least three business days prior to the Closing or promptly upon the determination of the Final Balance Sheet, as the case may be. The net amount of all payments received by Sellers under this Section 1.2 is referred to in this Agreement as the "PURCHASE Price."

         SECTION 1.3 TARGET WORKING CAPITAL. "TARGET WORKING CAPITAL" shall equal $259,548,000, which represents the book value of those categories of current assets of the Companies listed on SCHEDULE 1.3 (the "CURRENT ASSETS") less the book value of those categories of current liabilities of the Companies listed on SCHEDULE 1.3 (the "CURRENT LIABILITIES"), in each case as reflected on the audited combined consolidated balance sheet of the Companies as of December 31, 2001 (the "YEAR-END BALANCE SHEET").

         SECTION 1.4 ADJUSTMENT OF PURCHASE PRICE.

              (a) For purposes of this Agreement, the "CLOSING DATE WORKING CAPITAL" shall mean the book value of the Current Assets less the book value of the Current Liabilities as reflected on the Final Balance Sheet. Closing Date Working Capital shall not include deferred directory costs, deferred revenue, any asset or liability related to Taxes or any intercompany accounts settled pursuant to Section 5.22.

              (b) Promptly following the Closing, Buyer shall prepare a combined consolidated balance sheet of the Companies as of the close of business on the Closing Date (the "PRELIMINARY BALANCE SHEET"), in accordance with the Accounting Principles. "ACCOUNTING PRINCIPLES" means generally accepted accounting principles ("GAAP") on a basis consistent with the Year-End Balance Sheet and using the same policies and procedures as were used to prepare the Year-End Balance Sheet. Buyer shall engage PricewaterhouseCoopers LLP (the "BUYER'S AUDITOR") to conduct an audit of the Preliminary Balance Sheet. Buyer shall use all commercially reasonable efforts to deliver to Sellers a final draft of the Preliminary Balance Sheet within 90 days after the Closing Date, together with the opinion of the Buyer's Auditor thereon stating that the audit has been conducted in accordance with the Accounting Principles. Representatives of Sellers shall have the opportunity to examine the work papers, schedules and other documents prepared by Buyer in connection with the preparation of the Preliminary Balance Sheet. Buyer shall use all commercially reasonable efforts to cause the Buyer's Auditor to permit Sellers and their accounting firm (the "SELLERS' AUDITOR") to examine the Buyer's Auditor's work papers used in connection with its audit of the Preliminary Balance Sheet. Buyer shall be responsible for the fees and expenses of the Buyer Auditor, and Sellers shall be responsible for the fees and expenses of the Sellers' Auditor.

              (c) If Sellers object to the Preliminary Balance Sheet, Sellers shall deliver to Buyer a written notice of objection (an "OBJECTION NOTICE") within thirty (30) days following the delivery thereof. If Sellers have no objection to the Preliminary Balance Sheet, Sellers shall promptly deliver to Buyer a written notice of acceptance (an "ACCEPTANCE NOTICE"). The Preliminary Balance Sheet shall be final and binding on the parties if an Acceptance Notice is delivered or if no Objection Notice is delivered to Buyer within such 30-day period. Any payment or portion of any payment required under Section 1.2 not subject to the Objection Notice, shall be paid within five business days following the delivery of the Objection Notice. Any Objection Notice shall specify in reasonable detail the disputed items on the Preliminary Balance Sheet and shall describe in reasonable detail the basis for the objection and all information in the possession of Sellers which forms the basis of the objection, as well as the amount in dispute. If an Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within thirty (30) days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to KPMG; PROVIDED, HOWEVER, that if KPMG declines to accept such appointment then the parties shall mutually agree upon another nationally recognized independent accounting firm that has not provided material services to either party during the previous two years (the "UNRELATED

ACCOUNTING FIRM"). The Unrelated Accounting Firm shall be directed to resolve disputed issues in accordance with the terms of this Agreement and render a written report on the unresolved disputed issues with respect to the Preliminary Balance Sheet as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand. The Preliminary Balance Sheet as finally determined pursuant to this Section 1.4(c) is referred to in this Agreement as the "FINAL BALANCE SHEET".

         SECTION 1.5 CLOSING. The Closing of the transactions contemplated by this Agreement shall take place on the later to occur of (a) January 3, 2003 and

(b) the fifth business day following the satisfaction or waiver of all of the conditions to Closing set forth in Article VI of this Agreement that are capable of being satisfied prior to the Closing Date, at 10:00 a.m., local time, at the offices of King & Spalding, 1185 Avenue of the Americas, New York, NY 10036, or on such other date and at such other time or place as the parties may agree. However, if the prior sentence would require the Closing to occur prior to January 30, 2003, Buyer may elect to defer the Closing to a date on or prior to January 30, 2003. The date of the Closing is sometimes referred to in this Agreement as the "CLOSING DATE."

         SECTION 1.6 DELIVERIES BY SELLERS. At the Closing, Sellers will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

              (a) The stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank;

              (b) The resignations of all officers and members of the Boards of Directors of the Wholly Owned Companies and the managers of Cendon, in each case from their position as such, in a form reasonably satisfactory to Buyer;

              (c) The Transition Services Agreement (as hereinafter defined), the Directory Services License Agreement (as hereinafter defined), the Mutual Release (as hereinafter defined), the Non-Competition Agreement (as hereinafter defined), the Subscriber Listings Agreement (as hereinafter defined), the Trademark License Agreement (as hereinafter defined), the Publisher Trademark License Agreement (as hereinafter defined) and the SPV Agreement (as hereinafter defined), each executed by Sprint and/or the applicable subsidiary of Sprint (the "ANCILLARY AGREEMENTS"); and

              (d) All other documents, instruments and writings reasonably required by Buyer to be delivered by Sellers at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection with the transactions contemplated by this Agreement.

         SECTION 1.7 DELIVERIES BY BUYER. At the Closing, Buyer will deliver or cause to be delivered to Sellers (unless previously delivered) the following:

              (a) The Estimated Purchase Price in accordance with Section 1.2(a) of this Agreement;

              (b) The Ancillary Agreements, each executed by Buyer or the Companies, as applicable; and

              (c) All other documents, instruments and writings reasonably required by Sellers to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection with the transactions contemplated by this Agreement.

         SECTION 1.8 INITIAL AND SECOND CLOSING.

              (a) In the event that (i) at any time after the date hereof the only conditions to Closing capable of being satisfied prior to the Closing Date that have not been satisfied are Section 6.1(d) and/or Section 6.2(d) as a result of an action or, with respect to Section 6.1(d), failure to act by one or more state public utilities commissions or other state governmental or regulatory authorities and (ii) the directories published by the Companies in the state or states with respect to which such regulatory action has occurred or, with respect to Section 6.1(d), has failed to occur (the "EXCLUDED STATES") represent less than eight percent (8%) of the 2001 revenues of the Companies, as set forth on SCHEDULE 1.8(a) (the inclusion in this Section 1.8 of this percentage is not deemed to be an admission or representation by any party that this percentage of revenues is or is not "material" or would or could have a "material adverse effect" as contemplated by this Agreement), the parties will complete an initial Closing (the "INITIAL CLOSING") in accordance with this Agreement (including this Section 1.8) on the later to occur of (i) January 3, 2003, and (ii) the fifth business day following the satisfaction or waiver of all conditions to Closing set forth in Article VI of this Agreement that are capable of being satisfied prior to the Closing Date (other than Sections 6.1(d) and 6.2(d)). However, if the prior sentence would require the Initial Closing to occur prior to January 30, 2003, Buyer may elect to defer the Initial Closing to a date on or prior to January 30, 2003.

              (b) Immediately prior to the Initial Closing, (i) the Companies will contribute to one or more newly formed corporate or limited liability company subsidiaries (each, a "STATE SUBSIDIARY") those assets listed on
SCHEDULE 1.8(b) relating to the directories publishing business conducted by the Companies in each Excluded State as of the date of the Initial Closing (the "EXCLUDED BUSINESS"), (ii) each State Subsidiary will assume the liabilities listed on SCHEDULE 1.8(b) relating to the Excluded Business in its respective Excluded State, and (iii) all of the common stock or membership interests of the State Subsidiary will be distributed to DAI or Centel LLC, as applicable, pursuant to Sections 332 and 337 of the Code and thereafter, prior to the Second Closing Termination Date, Sellers will not take any action that would cause Centel LLC or DAI to no longer be part of their consolidated group for federal tax purposes. The respective assets and liabilities relating to the Excluded Business conducted in each Excluded State will be contributed to and assumed by a separate State Subsidiary. If required, the Parties will cause CenDon to make a non-cash, non-liquidating distribution of the common stock or membership interest of the State Subsidiary to CDC.

              (c) In the event that following the Initial Closing and prior to the termination of this Agreement, the conditions to closing set forth in
Section 6.1(d) and Section 6.2(d) become satisfied (or waived) as to one or more Excluded States, the parties will complete a subsequent Closing (the "SECOND Closing") at which Sellers will sell to Buyer the shares or membership interests (as applicable) of the applicable State Subsidiary(ies) as to which the conditions in Section 6.1(d) and Section 6.2(d) have been satisfied (or waived). The Second Closing will take place on such date as is agreed to by the parties but in no event later than the business day prior to the one year anniversary of the date of this Agreement (the "SECOND CLOSING TERMINATION DATE"), assuming that all conditions to Closing have been satisfied as of such date (other than Section 6.1(d) or 6.2(d) with respect to any states that are not included in the Initial Closing). Notwithstanding the foregoing, if the conditions to the Closing in Section 6.1(d) or Section 6.2(d) have not been satisfied at the Initial Closing as to more than one

Excluded State, the Second Closing will occur within five business days of the satisfaction or waiver of all conditions to Closing set forth in Article VI of this Agreement that are capable of being satisfied prior to the Closing Date, including without limitation Sections 6.1(d) and 6.2(d), as to each of the Excluded States; PROVIDED, HOWEVER, that if, on the Second Closing Termination Date, the conditions in Sections 6.1(d) and 6.2(d) have not been satisfied as to any Excluded State, such Excluded State will not be the subject of a Second Closing.

              (d) For the purposes of the Initial Closing and the Second Closing, (i) the dollar amount indicated in the second sentence of Section 1.2(a) shall equal $2,230,000,000 TIMES the Applicable Fraction (as defined below) and (ii) the Target Working Capital shall equal $259,548,000 TIMES the Applicable Fraction. The "Applicable Fraction" means a fraction, the numerator of which is the revenues reflected on SCHEDULE 1.8(a) for the states with respect to which the business is being transferred at the Initial Closing or Second Closing (as applicable) and the denominator of which is the total revenues reflected on SCHEDULE 1.8(a).

              (e) At the Initial Closing, the DAI Shares will be retained by Sprint, and Buyer will purchase the CDC Shares and all of the issued and outstanding capital stock of SPA (which, together with the CDC Shares, will constitute the "Shares" for purposes of the Initial Closing). Prior to the Initial Closing, the parties will enter into an amendment to this Agreement that reflects the provisions of this Section 1.8 and otherwise causes the economic and legal substance of this Agreement to be retained and implemented with respect to the Initial Closing and the Second Closing, including without limitation to (i) remove DAI from the definition of "Companies" and include DAI in the definition of "Sellers", (ii) deem the State Subsidiaries to be "Companies" and "Wholly Owned Companies" for purposes of this Agreement and
(iii) deem the word "Closing" to include the Second Closing. Notwithstanding the foregoing, at the Initial Closing, the provisions of Section 5.14 and
Section 5.7 will apply without amendment except as set forth in clauses (i) and
(ii) above. Following the Initial Closing, this Agreement as so amended will remain in full force and effect in accordance with its terms.

              (f) After the Initial Closing, the Companies will manage and operate the Excluded Business on behalf of Sellers pursuant to the Services Agreement (as defined below), including (without limitation) by performing national and local sales, billing, credit and collection, customer service, pre-press, printing and distribution. All gross revenues of the Excluded Business will be collected by the Companies on behalf of Sellers and promptly transferred to Sellers. For each Excluded State (for so long as such Excluded State is subject to the Services Agreement), Sellers will pay the Companies a fee for the performance of such services for each fiscal year equal to 39% of the net billed revenue of the Excluded Business in the Excluded State for such fiscal year PLUS 110% of direct costs for printing, paper procurement and distribution for such Excluded Business for such fiscal year. The fee shall be prorated on a daily basis for any partial year during which the Services Agreement is in effect with respect to the Excluded Business in the applicable Excluded State. In connection with the Initial Closing, Sellers and the Companies will enter into a 50-year services agreement (the "SERVICES AGREEMENT") with respect to the Excluded Businesses to implement and reflect the provision of services and payment of fees for performance described in this
Section 1.8(f) and otherwise containing substantially the same terms and conditions as are contained in the Directory Services License Agreement. The Services Agreement will terminate upon the Second Closing as to any Excluded Business acquired by Buyer in the Second Closing.

              (g) If, at any time following the Second Closing Termination Date or the termination of this Agreement in accordance with its terms following the Initial Closing, Sellers determine to sell any of the State Subsidiary(ies) or all or any portion of the Excluded Business that has not been the subject of a Second Closing, Sellers will give notice to the Companies of such intent and request the Companies to submit a written proposal to Sellers outlining the specific terms and conditions under which the Companies are willing to purchase such State Subsidiary(ies) or the applicable portion of the Excluded Business (the "TARGET ASSETS"), which the Companies will submit within thirty (30) days following Sellers' request if the Company desires to pursue such opportunity. If the Companies do not submit a proposal within such 30-day period, Sellers may contract with a third party in Sellers' discretion to purchase the Target Assets. If the Companies submit a proposal during such 30-day period, Sellers will negotiate in good faith with the Companies for a period of thirty (30) days following the receipt by Sellers of such proposal to agree on terms and conditions under which the Companies would acquire the Target Assets. If no agreement has been reached by the end of the 30-day period, Sellers will submit a final written proposal to the Companies, who will have five business days to accept such proposal. If Sellers and the Companies are unable to agree on terms for the Companies to acquire the Target Assets within the time frame specified in this Section, Sellers may contract with a third party to acquire the Target Assets on terms which in the aggregate are no more favorable to the purchaser than last offered in writing to the Companies. If Sellers contract with a third party to acquire the Target Assets, the Services Agreement will terminate with respect to the Target Assets upon 60 days prior written notice to the Companies, in which event Sellers will be required to pay the unpaid fees accrued under the Services Agreement with respect to the Target Assets and reimburse the Companies for any amounts payable under the Buyer's generally applicable severance plans with respect to employees that the Companies decide to terminate as a result of the termination of the Services Agreement with respect to the Target Assets; provided that the Companies will cooperate in good faith to permit the purchaser of the Target Assets to employ any of such employees.

              (h) In connection with the Initial Closing and the Second Closing, the definition of "Service Areas" in the Directory Services License Agreement will be revised to exclude the Services Areas in which the Excluded Business that has not been included in a Second Closing is conducted.

              (i) It is the intent of the parties that this Section 1.8 constitute a binding and enforceable agreement to proceed with the Initial Closing and the Second Closing in the circumstances described in Sections 1.8(a) and 1.8(c). The parties agree to use their good faith, reasonable best efforts to reach agreement on forms of amendments to this Agreement as contemplated by this Section 1.8 and each of the Ancillary Agreements and to enter into the Services Agreement, in each case as may be necessary to effect the Initial Closing and the Second Closing on the terms described in this Section 1.8. However, if the parties are unable to agree on any of the terms of such agreements, all issue(s) will be submitted at the request of either party to binding arbitration in accordance with the Expedited Procedures of the American Arbitration Association's Commercial Dispute Resolution Procedures, as amended and effective on July 1, 2002. If arbitration is requested, the Termination Date will be extended if necessary to a date that is thirty (30) days following the issuance of the arbitrator's ruling.

                                   ARTICLE II

                                 RELATED MATTERS


         SECTION 2.1 USE OF SPRINT'S NAME AND LOGOS. Except as expressly provided in the Trademark License Agreement, it is expressly agreed that Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest in the name "Sprint" or any "Sprint" tradenames, trademarks, identifying logos or service marks related thereto or employing any part or variation of any of the foregoing or any confusingly similar tradename, trademark or logo (collectively, the "SELLER TRADENAMES AND LOGOS"). Buyer agrees that neither it nor any of its Affiliates (as hereinafter defined) shall make any use of the Seller Tradenames and Logos from and after the Closing Date except as provided in the Directory Services License Agreement and the Trademark License Agreement. Simultaneously with the Closing, Buyer will cause the corporate name of SPA to be amended to remove any reference to the name "Sprint" or any other name that suggests SPA is a subsidiary of or affiliated with Sprint.

         SECTION 2.2 NO ONGOING OR TRANSITION SERVICES. Except as provided in the Transition Services Agreement and the Directory Services License Agreement at the Closing, all data processing, accounting, insurance, banking, personnel, legal, communications and other services provided to the Companies by Sellers or any Affiliate of Sellers, including any agreements or understandings (written or oral) with respect thereto, will terminate.

         SECTION 2.3 CERTAIN PRE-CLOSING MATTERS.

              (a) The parties agree that Sellers shall have the right, at or prior to the Closing, to cause the Companies to distribute all of the cash held by the Companies to Sellers or their Affiliates on a basis consistent with Sprint's current practice of sweeping all cash on a daily basis. Except as provided in Section 1.4 of this Agreement, no adjustment shall be made to the Purchase Price as a result of any such distributions.

              (b) Prior to or effective with the Closing, each Company shall assign to Sprint or its Affiliates, and Sprint or its Affiliates shall assume
(i) all liabilities of each Company which have accrued on or before, or which are attributable to a Company's acts or omissions on or before, the Closing under each Seller Benefit Plan described in Section 3.14(a) and each other plan, contract, agreement, program, fund or arrangement which would be a Seller Benefit Plan described in Section 3.14(a) but for the fact that no Company has any material liability for the payment of benefits under, or makes material contributions to, such other plan, contract, agreement, program, fund or arrangement, and (ii) retention commitments set forth on SCHEDULE 3.13(d) that are (and shall remain after Closing) the sole responsibility of Sellers and their Affiliates (other than the Companies).

              (c) Except as expressly provided elsewhere in this Agreement, if, at any time following the Closing, Sellers or their Affiliates receive any cash or other assets belonging to any Company or Buyer, Sellers will, and will cause their Affiliates to, as promptly as practicable, deliver such cash or assets to such Company or Buyer, as applicable.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS


         Sellers hereby jointly and severally represent and warrant to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         SECTION 3.1 ORGANIZATION.

              (a) Each of DAI, CDC and SPA is a corporation duly incorporated, validly existing and in good standing under the laws of the States of Kansas, Delaware and Kansas, respectively. Cendon is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Company has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business and operations as now being conducted. Each Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property or assets owned, leased or operated by such Company or the nature of the business conducted by such Company makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). SCHEDULE 3.1 sets forth a list of all jurisdictions where each of the Companies is qualified to do business. Sellers have heretofore made available to Buyer complete and correct copies of the certificate of incorporation or articles of incorporation, as the case may be, and by-laws of the Wholly Owned Companies, as currently in effect, and the certificate of formation and limited liability company agreement of Cendon, as currently in effect.

              (b) As used in this Agreement, a "COMPANY MATERIAL ADVERSE EFFECt" shall mean any event, occurrence, development, state of circumstances or facts, change or effect that has had, or would reasonably be expected to, individually or in the aggregate, have a material adverse effect upon the financial condition, operating results, business, assets or liabilities of the Companies on a consolidated basis; PROVIDED, HOWEVER, that a Company Material Adverse Effect shall not include any event, occurrence, development, state of circumstances or facts, change in or effect upon the financial condition, operating results, business, assets or liabilities of the Companies directly or indirectly arising out of, attributable to or as a consequence of conditions, events or circumstances generally affecting the telephone directory publishing industry, the securities markets or the overall economy (either generally in the U.S. or in one or more of the jurisdictions in which the Companies conduct business).

         SECTION 3.2 AUTHORIZATION. Sprint is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas. Centel LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Seller and each of its Affiliates has the power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and perform its respective obligations under this Agreement and the Ancillary Agreements to which it is a party. The execution and delivery of this Agreement and the Ancillary Agreements and the performance by Sellers and its Affiliates of their respective covenants and agreements under this Agreement and the Ancillary Agreements have been duly and validly authorized by the Board of Directors of Sprint and the manager of Centel LLC, and no other proceeding on the part of Sellers, the Wholly Owned Companies, or their shareholders, members or Affiliates is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement has been, and at the Closing the Ancillary Agreements shall be, duly executed and delivered by Sellers and its Affiliates, and this Agreement constitutes, and upon execution and delivery of the Ancillary Agreements, the Ancillary Agreements will constitute, a valid and binding agreement of Sellers and its Affiliates, enforceable against Sellers and its Affiliates, in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 3.3 CAPITAL STOCK. SCHEDULE 3.3 sets forth (a) the authorized, issued and outstanding capital stock of each of the Wholly Owned Companies, (b) the outstanding membership interests of Cendon and (c) the owners of the outstanding capital stock and membership interests of the Companies. The Shares and the outstanding capital stock of SPA have been validly issued, are fully paid and non-assessable and are free of preemptive rights of any kind. The membership interests in Cendon have been validly issued and are free of preemptive rights of any kind. There are no shares of capital stock of any Wholly Owned Company held as treasury shares. There are not any outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any Company, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments which could obligate any Company to issue any shares of its capital stock or membership or other equity interests. Except for (i) the membership interest in Cendon owned by CDC and
(ii) the issued and outstanding shares of capital stock of SPA owned by DAI, none of the Companies owns, directly or indirectly, any capital stock, membership interest or any other equity or debt securities of any corporation, firm, partnership, limited liability company, joint venture, association or other entity. DAI owns no tangible or intangible assets (including properties or rights) other than the capital stock of SPA.

         SECTION 3.4 OWNERSHIP OF THE CAPITAL STOCK. Sellers and their respective wholly owned subsidiaries shown on SCHEDULE 3.4 as the owners of the outstanding capital stock or membership interests in the Companies have good title to such stock or membership interests, free and clear of all Liens (as hereinafter defined).

         SECTION 3.5 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement does not, and the execution and delivery of the Ancillary Agreements will not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (a) conflict with or result in any breach of any provision of the governing instruments of Sellers or any of the Companies, (b) except as set forth in
SCHEDULE 3.5 and for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), require any filing with, or the obtaining of any permit, authorization, consent or approval of, or license, qualification or order of, any governmental or regulatory authority,
(c) except as set forth in SCHEDULE 3.5, violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which any Company or Sellers are a party or by which any Company or Sellers or any of their respective assets may be bound or under which any Company receives any benefit, whether or not such Company is a party thereto, including, but not limited to, the Contracts (as hereinafter defined), or (d) violate any order, injunction, decree, statute, rule or regulation applicable to any Company or Sellers, excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights (i) which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect and would not adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement, or (ii) which become applicable as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Buyer.

         SECTION 3.6 FINANCIAL STATEMENTS AND UNDISCLOSED LIABILITIES.

              (a) Sellers have made available to Buyer true and correct copies of the audited combined consolidated balance sheets of the Companies as of December 31, 1999, December 31, 2000, and December 31, 2001, the audited combined consolidated statements of income and cash flows of the Companies for each of the fiscal years then ended, including the notes thereto, and the unaudited combined consolidated balance sheet of the Companies, dated June 30, 2002 (the "INTERIM BALANCE SHEET"), and unaudited combined consolidated statements of income and cash flows of the Companies for the six (6) month period then ended presented on a basis consistent with the year-end audited financial statements. All of the foregoing financial statements are hereinafter collectively referred to as the "FINANCIAL STATEMENTS". Except as disclosed in the Financial Statements, the Financial Statements have been prepared from, and are in accordance with, the books and records of the Companies and present fairly and accurately, in all material respects, the financial position, results of operations and cash flows of the Companies on a combined consolidated basis as of the dates and for the applicable periods indicated, in each case in conformity with GAAP consistently applied except as noted therein.

              (b) The Companies do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) required by GAAP to be reflected on the Financial Statements that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, except (i) as disclosed, reflected or reserved against in the Financial Statements and the notes thereto, (ii) for liabilities and obligations incurred in the Ordinary Course of Business (as hereinafter defined) since December 31, 2001, and (iii) as set forth on SCHEDULE 3.6(b). This representation shall not be deemed breached as a result of a change in law after the Closing Date. The Companies do not have any off-balance sheet financing.

         SECTION 3.7 ABSENCE OF MATERIAL ADVERSE EFFECT. Except as set forth on
SCHEDULE 3.7, since December 31, 2001, each Company has:

              (a) conducted such Company's business in the Company's ordinary course of business substantially consistent with past practice ("ORDINARY COURSE OF BUSINESS");

              (b) not acquired, sold, disposed of, licensed, assigned, transferred or permitted to lapse any material asset other than sales of products and services in the Ordinary Course of Business;

              (c) maintained accounts receivable, inventory, accounts payable and other working capital accounts in a manner consistent with the Ordinary Course of Business;

              (d) not pledged or permitted the imposition of any Lien on any of its assets (except, with respect to real property, Permitted Liens);

              (e) not suffered a Company Material Adverse Effect;

              (f) not suffered any damage, destruction or loss of tangible assets, whether or not covered by insurance, with a book value in excess of $500,000, in the aggregate with the other Companies;

              (g) not paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in each case in the Ordinary Course of Business;

              (h) not cancelled any indebtedness for borrowed money or material claim or, except in the Ordinary Course of Business, waived any material claims or rights of substantial value;

              (i) not granted any material increase in the salaries, wages, fringe benefits or other compensation payable or to become payable to its officers, directors, consultants or employees (including any such increase pursuant to any bonus, severance, termination, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer, director, consultant or employee, except for (i) normal merit and cost of living increases in the Ordinary Course of Business and
(ii) retention commitments that are (and shall remain after Closing) the sole responsibility of Sellers and their Affiliates (other than the Companies);

              (j) not effected a material write down of any of its material assets;

              (k) not made any change to its accounting policies except as required by GAAP;

              (l) except in the Ordinary Course of Business, no Company has (i) acquired any material assets from any Person, (ii) consummated any transaction that is material to the Companies, taken as a whole, or (iii) made any material capital expenditure, or commitment for a material capital expenditure, for additions or improvements to property, plan and equipment; and

              (m) there has not been any material labor dispute, other than routine individual grievances or, to the Knowledge of Sellers, any material activity or proceeding by a labor union or representative thereof to organize any employees of the Companies or any material lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of Sellers, threats thereof by or with respect to any employees of the Companies.

         SECTION 3.8 TITLE, OWNERSHIP AND RELATED MATTERS.

              (a) Real Property.

                    (i) SCHEDULE 3.8(a)(i) sets forth a list of the parcels of real property owned by any Company (together with the fixtures and improvements thereon, the "OWNED REAL PROPERTY"). SCHEDULE 3.8(a)(i) also sets forth a list of the parcels of real property currently leased by any Company (together with all fixtures and improvements thereon, the "LEASED REAL PROPERTY") and collectively with the Owned Real Property, the "REAL PROPERTY"). All properties occupied or used by any Company are owned or leased by such Company and are described on SCHEDULE 3.8(a)(i) or SCHEDULE 3.13.

                    (ii) Except as set forth on SCHEDULE 3.8(a)(ii), each Company has good and marketable, indefeasible fee simple title to its Owned Real Property, free and clear of all liens, mortgages, deeds of trust, pledges, security interests, options to acquire, charges, claims, leasehold interests, tenancies, restrictions and encumbrances of any nature whatsoever (collectively, "LIENS") other than (A) Liens for Taxes not yet due and payable, (B) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and not yet delinquent, (C) matters of record set forth on the title insurance policy issued by Lawyer's Title Insurance, dated January 5, 1995 (excluding items 2, 3 and 5 of Schedule B thereto) and (D) zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of such items in (A)-(D) which, individually or in the aggregate, materially and adversely detract from the value of such Owned Real Property based on its current use or interfere in any material respect with the current use or occupancy of such Owned Real Property (collectively, "PERMITTED LIENS").

                    (iii) Each Company has a valid leasehold interest in the Leased Real Property, free and clear of any Liens except for Permitted Liens.

                    (iv) Except as set forth in SCHEDULE 3.8(a)(iv), the Owned Real Property currently has access to (a) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures, and (b) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as necessary for the operation or conduct of the business of the Companies as currently conducted. None of the structures on any such property substantially encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon the Owned Real Property.

                    (v) Such Owned Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use in any material respect under applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances. Valid certificates of occupancy permitting such uses are in effect with respect to the Owned Real Property.

                    (vi) Except as set forth on SCHEDULE 3.8(a)(vi), no Company has, in the last three years, received written notice of any pending or, to the Knowledge of Sellers, threatened condemnation or eminent domain proceeding with respect to the Owned Real Property or any part thereof. (vii) Except as set forth on SCHEDULE 3.8(a)(vii), there are no material options, rights of first refusal, contracts or other binding obligations granted by any Company for the sale, exchange, leasing, transfer, financing or refinancing of any of the Owned Real Property.

                    (viii) Except as set forth on SCHEDULE 3.8(a)(viii), there are no matters that an accurate and complete survey of the Owned Real Property would disclose that would materially and adversely affect the ability of Buyer or the Companies to use the Owned Real Property as is currently being used or that would materially and adversely affect the value of the Owned Real Property.

                    (ix) No party other than a Company is in possession, or has any possession of, all or any material portion of any of the Real Property.

              (b) TITLE TO ASSETS. Except as set forth in SCHEDULE 3.8(b), each Company has good and marketable title to its material assets, free and clear of all Liens (except, with respect to the Real Property, Permitted Liens).

         SECTION 3.9 INTELLECTUAL PROPERTY.

              (a) As used in this Agreement, (i) "INTELLECTUAL PROPERTY" means any trademarks, trade names, service marks, service names, trade dress (including but not limited to colors and combinations thereof, design graphics, cover graphics, "look and feel" or directory design and package graphics), internet domain names, logos, assumed names, trade secrets, copyrights, patents or any registrations and applications therefor; Computer Software does not constitute Intellectual Property; (ii) "COMPANY OWNED INTELLECTUAL PROPERTY" means any Intellectual Property owned by Sellers or their Affiliates (including the Companies) and necessary for, or used by the Companies in, the operation of the Companies' businesses as currently conducted; (iii) "COMPANY LICENSED INTELLECTUAL PROPERTY" means any Intellectual Property licensed to the Companies and used by the Companies in the operation of the Companies' businesses as currently conducted; and (iv) "COMPANY INTELLECTUAL PROPERTY" means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

              (b) To the Knowledge of Sellers, the conduct of the business of the Companies does not infringe upon any Intellectual Property of any third party. Except as disclosed on SCHEDULE 3.9(b)(i), there are no pending, or to the Knowledge of Sellers threatened, proceedings, administrative claims or litigation or other adverse claims by any Person (as hereinafter defined) against the use by the Companies of any material Company Owned Intellectual Property. To the Knowledge of Sellers, there are no pending or threatened, proceedings, administrative claims or litigation or other adverse claims by any Person against the use by the Companies of any material Company Licensed Intellectual Property. SCHEDULE 3.9(b)(ii) sets forth a list of all material Company Owned Intellectual Property other than trade secrets, and SCHEDULE 3.9(b)(iii) sets forth a list of all material Company Licensed Intellectual Property, including a description of the license agreement with respect thereto. There is no material Intellectual Property necessary for, or used by the Companies in, the operation of the Companies' businesses as currently conducted that is not Company Intellectual Property.

              (c) Each Company owns or has all valid licenses and other rights to use the Company Intellectual Property, except where the failure to have such ownership, licenses or rights would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed on SCHEDULE 3.9(c), to the Knowledge of the Sellers, there is no material unauthorized use, disclosure, infringement or misappropriation of any material Company Intellectual Property by any third party, including any employee or former employee of the Company.

              (d) None of Sellers or any of their Affiliates, including the Companies, is in default in any material respect regarding any of its obligations in respect of protecting or maintaining any material Company Intellectual Property and no Person has asserted any claim in writing delivered to Sellers or their Affiliates to the contrary.

         SECTION 3.10 COMPUTER SOFTWARE.

              (a) SCHEDULE 3.10(a) sets forth a true and complete list of: (i) all computer software owned by each of the Companies (the "COMPANY PROPRIETARY Software"), and (ii) all agreements by which the Company licenses computer software (other than off-the-shelf software) (the "COMPANY LICENSED SOFTWARE" and collectively with the Company Proprietary Software the "COMPANY SOFTWARE").

              (b) Each Company has all right, title and interest in and to all intellectual property rights in the Company Proprietary Software. The use of the Company Software does not breach in any material respect any terms of any license or other contract between any Company and any third party. Each Company is in compliance in all material respects with the terms and conditions of all license agreements in favor of each Company relating to the Company Licensed Software.

              (c) To the Knowledge of Sellers, the Company Proprietary Software does not infringe any patent, copyright, trademark or trade secret or any other intellectual property right of any third party.

              (d) No Company has granted rights in the Company Software to any third party.

         SECTION 3.11 LITIGATION. SCHEDULE 3.11 identifies (a) all material actions, suits and proceedings pending or, to the Knowledge of Sellers, threatened against any Company by or before any court or governmental or regulatory authority other than workers' compensation claims occurring in the Ordinary Course of Business, and (b) all material investigations by any governmental entity of which a Company has received written notice that are pending or threatened against any Company. None of such actions, suits, proceedings or investigations would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There is (x) no action, suit or proceeding pending by or before any court, governmental or regulatory authority or, to the Knowledge of Sellers, threatened against the Sellers or the Companies, and (y) no investigation by any governmental entity of which a Company has received notice that is pending or, to the Knowledge of Sellers, threatened against the Sellers or the Companies, which challenges the validity of this Agreement or any Ancillary Agreement or which would be reasonably likely to adversely affect or restrict Sellers' ability to consummate the transactions contemplated by this Agreement or any Ancillary Agreement or that would reasonably be expected to result in a failure of the condition set forth in Sections 6.1(d) or 6.2(d). None of the Companies are in default with respect to or subject to any order, judgment, decision, decree, injunction or ruling of any federal, state, or local court or governmental agency, department or authority, except for such defaults that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 3.12 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed on
SCHEDULE 3.12, each Company has been in compliance in all material respects with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to such Company or its operations, including without limitation any Environmental Law, except for instances of noncompliance that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. None of Sellers or the Companies has received any written communication from any governmental entity that alleges a Company is not currently in compliance in any material respect with any such laws, ordinances, rules or regulations.

         SECTION 3.13 CERTAIN CONTRACTS AND ARRANGEMENTS. SCHEDULE 3.13 sets forth a list of the following contracts, agreements or binding arrangements (whether written or oral) to which any Company is a party or by which it or any of its material properties or assets are bound: (a) all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, security agreements, pledges, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of each Company; (b) all leases relating to the Leased Real Property or other leases or licenses involving any properties or assets (whether real, personal or mixed, tangible or intangible) involving an annual commitment or payment of more than $250,000 individually by a Company or in the aggregate with other Companies; (c) all contracts or agreements which limit or restrict a Company or any officers or key employees of a Company from engaging in any business in any jurisdiction; (d) any contract that provides for an increased or changed payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the transactions contemplated by this Agreement (including any severance, retention or golden parachute agreement); (e) any contract or agreement granting any third party a Lien on all or any part of the assets of the Companies; (f) any contract or agreement with any agent, distributor or representative which is not terminable without penalty on thirty
(30) calendar days' or less notice; (g) any joint venture or partnership contract or other contract providing for the sharing of any profits; (h) any deferred compensation, retirement incentive bonus, severance retention or written employment agreement; (i) any contract or agreement with Sellers or any Affiliates of Sellers; and (j) each existing contract and commitment (other than those described in subsections (a) through (i) of this Section 3.13) to which any Company is a party or by which its assets are bound (A) involving an annual commitment or annual payment to or from a Company of more than $250,000 individually or in the aggregate with other Companies or (B) that is material to the business of the Companies as presently conducted (together with those contracts, agreements and understandings described in clauses (a) through (j), the "CONTRACTS"). Except as set forth on SCHEDULE 3.13, Sellers have made available to Buyer true and correct copies of all Contracts. All such Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law, and neither the applicable Company nor, to the Knowledge of Sellers, any other party thereto is in material default or breach under any of such Contracts. None of Sellers or any Company has exercised any right to terminate, or has received any notice that any party to a Contract has exercised any right to terminate, such Contract (other than Contracts listed on SCHEDULE 3.13 which will be terminated at Closing). To the Knowledge of Sellers, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default or breach in any material respect under any Contract, except for such events or defaults that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS; ERISA.

              (a) IDENTIFICATION. Each "employee benefit plan" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) which provides benefits to current or former employees of any Company in their status as such (individually a "SELLER ERISA PLAN" and collectively the "SELLER ERISA PLANS") and each other employment, severance, golden parachute, retention, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plan, contract, agreement, program, fund or arrangement of any kind (whether written or oral, tax-qualified or non-tax qualified, funded or unfunded, foreign or domestic, active or frozen or terminated) and any related trust, insurance contract, escrow account or similar funding arrangement which provides benefits to any current or former officer, employee or director of, or any individual independent contractor who has provided or who currently provides services to, any Company to which, or with respect to which, such Company has a material liability for the payment of benefits or makes material contributions is shown on Schedule 3.14 (individually a "SELLER BENEFIT PLAN" and, together with the Seller ERISA Plans, collectively the "SELLER BENEFIT PLANS"), and there are no "employee benefit plans" (as defined in Section 3(3) of ERISA) which provide benefits to any current or former employees of any Company (in their status as such) and no other employment, severance, golden parachute, retention, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, agreements, programs, funds or arrangements of any kind (whether written or oral, tax-qualified or non-tax qualified, funded or unfunded, foreign or domestic, active or frozen or terminated) or any related trusts, insurance contracts, escrow accounts or similar funding arrangements which provide benefits to current or former officers, employees or directors of, or individual independent contractors who have provided or who currently provide services to, any Company to which, or with respect to which, any Company has a material liability for the payment of benefits or makes material contributions except for the Seller Benefit Plans.

              (b) COMPLIANCE AND SPONSORSHIP. (i) Sprint is responsible for the administration of each of the Seller ERISA Plans and, except as set forth on
SCHEDULE 3.14, each of the Seller ERISA Plans has been administered by Sprint in compliance in all material respects with ERISA, the Code and all other applicable laws, (ii) each Seller ERISA Plan is sponsored and maintained by Sprint for the benefit of eligible employees of each Company, Sprint and each other employer (other than a Company) which together with Sprint is treated under Section 414(b), Section 414(c) or Section 414(m) of the Code or Section 4001(b)(1) of ERISA as a "single employer" of such eligible employees (an "ERISA AFFILIATE"), (iii) there are two Seller ERISA Plans and two other defined contribution plans (as defined in Section 414(i) of the Code) maintained by Sprint that are intended to be "qualified" plans within the meaning of Section 401(a) of the Code, and each such plan has a favorable determination letter from the Internal Revenue Service to the effect that it is so qualified and, if the letter for such a plan is not current, such plan is the subject of a timely request for a current favorable determination letter, (iv) there is one Seller ERISA Plan which is subject to Title IV of ERISA, and no ERISA Affiliate has any obligations or liabilities with respect to any other plan which is subject to Title IV of ERISA, (v) no Seller ERISA Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), and neither Sprint nor any Company or ERISA Affiliate has any obligations or liabilities with respect to any multiemployer plan, and (vi) there are no pending or, to the Knowledge of Sellers, threatened material claims (other than routine claims for benefits) by, on behalf of or against any of the Seller Benefit Plans or any trusts, insurance contracts, escrow accounts or similar funding arrangements which are a part of such plans except as set forth on SCHEDULE 3.14.

              (c) COPIES. Sellers have (i) furnished or made available to Buyer a true, complete and correct copy of each Seller Benefit Plan which is set forth in writing and the current summary plan description of each Seller Benefit Plan that is subject to ERISA, (ii) furnished or made available a copy of the description of each other Seller Benefit Plan which is currently provided to participants in such plan and (iii) set forth in Schedule 3.14 a summary of the material terms of each Seller Benefit Plan that is not set forth in writing.

              (d) ADEQUATE FUNDING. With respect to each Seller Benefit Plan that is subject to Section 302 of ERISA or Section 412 of the Code, (i) no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) exists with respect to such plan, (ii) no waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code is in effect with respect to such plan and (iii) there is no lien in favor of such plan under Section 302(f) of ERISA or Section 412(n) of the Code.

              (e) NO PROHIBITED TRANSACTIONS OR FIDUCIARY BREACHES. With respect to each Seller Benefit Plan that is subject to Section 406 of ERISA or Section 4975 of the Code, there have been no non-exempt "prohibited transactions" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breaches of any of the duties imposed by ERISA on

Sprint, a Company or an ERISA Affiliate or, to the Knowledge of Sellers, any other fiduciary (within the meaning of Section 3(21) of ERISA) at any time that could result in any material liability or excise tax under ERISA or the Code being imposed on any Company.

              (f) NO CHANGE IN CONTROL LIABILITIES. No Company has any obligation under any retention, stay-put, change in control or similar purpose agreement to make any payments to any officer, employee or director of such Company or to any individual independent contractor who has provided or who currently provides services to such Company or to make nonforfeitable any otherwise forfeitable benefits (except as provided in Section 5.14) as a result of the execution of this Agreement or the Closing of the transaction contemplated by this Agreement.

         SECTION 3.15 LABOR MATTERS. Each Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice, the violation of or engagement in which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.15, there are no controversies pending or, to the Knowledge of the Sellers, threatened, between either Company and any of its employees, which controversies have had or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.15, none of the Companies is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by such Company. There are no unfair labor practice complaints pending against any Company before the National Labor Relations Board. There are no strikes, slowdowns, work stoppages, lockouts or, to the Knowledge of Sellers, threats thereof, by or with respect to any employees of any Company. To the Knowledge of Sellers (which for this purpose only will exclude the knowledge of any officer of the Companies), except as set forth on
SCHEDULE 3.15 or as required by Section 1.6(b), no officer of any Company has indicated as of the date hereof that he or she intends to resign from his or her capacity as an employee or retire as a result of the transactions contemplated by this Agreement. To the Knowledge of Sellers, except as set forth on SCHEDULE
3.15 or as required by Section 1.6(b), no director-level employee of any Company has indicated as of the date hereof that he or she intends to resign from his or her capacity as an employee or retire as a result of the transactions contemplated by this Agreement.

         SECTION 3.16 TAXES.

              (a) Either Sellers or the applicable Company (i) has timely filed or caused to be filed on a timely basis with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by, with respect to or which are required to include the income or other information from the Companies, and (ii) has paid or made adequate provision for the payment of all Taxes (as hereinafter defined) shown to be due on such Tax Returns. Such Tax Returns are true, correct and complete in all material respects.

              (b) Except as set forth on SCHEDULE 3.16, (i) there are no liens for Taxes with respect to the assets of any Company (except for statutory liens for current taxes not yet delinquent) and no material claims with respect to Taxes have been asserted by any taxing authority in writing, (ii) none of the Tax Returns applicable to any Company are currently being audited or examined by any taxing authority, (iii) there is no material unpaid tax deficiency, determination or assessment currently outstanding against any Company, (iv) there are no outstanding agreements or waivers extending the statute of limitations relating to the assessment of Taxes applicable to any Company, (v) neither the applicable Company nor Sellers on behalf of such Company have filed a consent pursuant to Section 341(f) of the Code, (vi) no taxing authority has claimed (A) since January 1, 1996 that any Wholly Owned Company should have filed any Tax Return that has not been filed or (B) since July 1, 2000 that CenDon should have filed any Tax Return that has not been filed, (vii) no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, provincial, local or foreign law has been entered into (A) since January 1, 1996 by or with respect to any Wholly Owned Company or any assets thereof or (B) since July 1, 2000 by or with respect to CenDon or any assets thereof, and (viii) no Company is currently required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other laws or regulations) in its current or in any future taxable period by reason of a change in accounting method.

              (c) As used in this Agreement:

                    (i) "TAXES" shall mean all taxes, levies, charges, fees, duties or other assessments including income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, pay-as-you-earn, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government, and such term shall include any interest, penalties or additions attributable to such taxes; and

                    (ii) "TAX RETURN" shall mean any report, return, declaration, claim for refund, information return or statement in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         SECTION 3.17 ENVIRONMENTAL. Except as set forth on SCHEDULE 3.17:

              (a) Each Company possesses, and is in compliance with, all material permits, licenses and government authorizations relating to protection of the environment, pollution control and hazardous materials ("ENVIRONMENTAL LAWS") applicable to such Company.

              (b) None of the Companies, Sellers or any Affiliates of Sellers have received notice that any Company is subject to any pending or, to the Knowledge of Sellers, threatened claim incurred or imposed or based upon any provision of any Environmental Law which claims, if adversely resolved, would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

              (c) Prior to the date of this Agreement, Sellers have delivered to Buyer all environmental investigations, studies, audits, tests, reviews or analyses conducted during the five years prior to the date of this Agreement by or on behalf of any Company, any Seller or any Affiliate of any of them (or, to the Knowledge of Sellers, by a third party) in relation to the business conducted by the Companies or any property or facility currently owned or leased by the Companies, which is in the possession of any Company, any Seller or any Affiliate of any of them.

         SECTION 3.18 OFFICERS. SCHEDULE 3.18 lists each of the directors and officers (or equivalent positions) of the Companies and all of the accounts (and signatories thereto) of the Companies with any bank, brokerage firm or other financial institution or depository.

         SECTION 3.19 CERTAIN FEES. None of the Companies will have any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         SECTION 3.20 SUFFICIENCY OF ASSETS. Except as set forth on SCHEDULE 3.20, the tangible and intangible assets (including properties and rights) of the Companies, together with the rights to be granted and the services to be provided pursuant to the Ancillary Agreements, are sufficient for the conduct of the business of the Companies immediately following the Closing in substantially the same manner as currently conducted.

         SECTION 3.21 PERMITS.

              (a) SCHEDULE 3.21 sets forth all material certificates, licenses, permits, authorizations and approvals ("PERMITS") issued or granted to the Companies by governmental entities that are necessary or desirable for the operation or conduct of the business of the Companies. All such Permits are valid and in full force and effect, and the Companies have complied in all material respects with all terms and conditions thereof. During the past 12 months, no Company has received notice of any proceedings relating to the revocation, default or modification of any such Permits. This Section 3.21 does not apply to environmental matters, which are the subject of Section 3.17.

              (b) The Companies possess all Permits to own or hold under lease and operate the assets owned by the Companies and to conduct the business of the Companies as currently conducted, other than such Permits the absence of which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.


         SECTION 3.22 AFFILIATES ENGAGED IN THE BUSINESS. The parties identified collectively as "Sprint LTD" in the Directory Services License Agreement constitute all of the Affiliates of Sprint that, as of the date hereof and as of the Closing, provide wireline local telephone service.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Buyer hereby represents and warrants to Sellers, as of the date of this Agreement and as of the Closing, as follows:

         SECTION 4.1 ORGANIZATION AND AUTHORITY OF BUYER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. The execution and delivery of this Agreement and the Ancillary Agreements and the performance by Buyer of its covenants and agreements under this Agreement and the Ancillary Agreements to which it is a party have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement has been and at the Closing the Ancillary Agreements will be duly executed and delivered by Buyer and this Agreement constitutes, and upon execution and delivery of the Ancillary Agreements, the Ancillary Agreements will constitute a valid and binding agreement of Buyer, enforceable against such party in accordance with their respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 4.2 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement does not, and the execution and delivery of the Ancillary Agreements will not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (a) conflict with or result in any breach of any provision of the organizational documents of Buyer, (b) except as set forth in SCHEDULE 4.2 and for applicable requirements of the HSR Act, require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or third party, (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound or under which Buyer receives any benefit, whether or not Buyer is a party thereto, or (d) violate any order, injunction, decree, statute, rule or regulation applicable to any Buyer, excluding from the foregoing clause (c) such requirements, violations, conflicts, defaults or rights which would not reasonably be expected to adversely affect or restrict the ability Buyer to consummate the transactions contemplated by this Agreement or any Ancillary Agreement (a "BUYER MATERIAL ADVERSE EFFECT").

         SECTION 4.3 LITIGATION. There is (a) no action, suit or proceeding pending by or before any court or governmental or regulatory authority or, to the Knowledge of Buyer, threatened against Buyer, and (b) no investigation by any governmental entity of which Buyer has received written notice that is pending or, to the Knowledge of Buyer, threatened against Buyer, in either case which challenges the validity of this Agreement or any Ancillary Agreement or which would reasonably be expected to, individually or in the aggregate, have a Buyer Material Adverse Effect. Buyer is not in default with respect to or subject to any order, judgment, decision, decree, injunction or ruling of any federal, state, or local court or governmental agency, department or authority which challenges the validity of this Agreement or any Ancillary Agreement or which would reasonably be expected to, individually or in the aggregate, have a Buyer Material Adverse Effect.

         SECTION 4.4 CERTAIN FEES. Except for the engagement of Bear Stearns & Co., Inc. and Morgan Stanley & Co., Inc. (the fees and expenses of each which will be borne solely by Buyer), neither Buyer nor any of its Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

         SECTION 4.5 INVESTMENT REPRESENTATIONS. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of applicable securities laws.

         SECTION 4.6 SUFFICIENT FUNDS. Buyer has prior to the date hereof delivered to Sellers true, complete and correct copies of executed commitment letters from certain lenders (the "DEBT FINANCING COMMITMENTS") committing such lenders to provide to Buyer debt financing for, among other things, the transactions contemplated by this Agreement in an aggregate amount of $2,425,000,000, subject to the terms and conditions set forth therein and (b) true, complete and correct copies of definitive agreements from certain equity investors, committing them to provide to Buyer equity financing in an aggregate amount of $200,000,000, subject to the terms and conditions set forth therein (the "EQUITY COMMITMENTS" and, together with the Debt Financing Commitments, the "FINANCING COMMITMENTS"). As of the date hereof, the Financing Commitments are in full force and effect, have not been withdrawn or terminated, and Buyer has no reason to believe that any Financing Commitment will not lead to the financing contemplated by such Financing Commitment. The financing contemplated by the Financing Commitments constitute all of the financing required to be provided by Buyer for the consummation of the transactions contemplated by this Agreement and the payments of all fees and expenses incurred by Buyer in connection therewith.

                                   ARTICLE V

                                    COVENANTS


         SECTION 5.1 CONDUCT OF THE COMPANIES' BUSINESS. Sellers agree that, during the period from the date of this Agreement to the Closing, except as otherwise expressly permitted or required by this Agreement, SCHEDULE 5.1 or consented to by Buyer in writing, each Company shall and Sellers shall cause each Company:

              (a) to conduct its business operations in the Ordinary Course of Business;

              (b) to use reasonable efforts to (i) maintain and preserve its business operations, (ii) retain the services of its employees, except for attrition of such employees in the Ordinary Course of Business, and (iii) maintain, preserve and retain relationships with its suppliers and customers;

              (c) not to acquire, sell, dispose of, license, assign or transfer or permit to lapse any material business, assets or property, except in the Ordinary Course of Business;

              (d) not to amend its governing instruments;

              (e) not to incur any indebtedness for borrowed money except in the Ordinary Course of Business, or guarantee any indebtedness for borrowed money of another Person;

              (f) not to change its accounting policies, except as required by GAAP;

              (g) not to grant any material increase in the salaries, wages, fringe benefits or other compensation payable or to become payable to its officers, directors, consultants or employees (including any such increase pursuant to any bonus, severance, termination, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer, director, consultant or employee, except for (i) normal merit and cost of living increases in the Ordinary Course of Business or as may be required under existing agreements and (ii) retention commitments that are (and shall remain after Closing) the sole responsibility of Sellers and their Affiliates (other than the Companies);

              (h) not to terminate or make any material change in any Contract or Permit, except in the Ordinary Course of Business;

              (i) not to enter into any material contract except in the Ordinary Course of Business;

              (j) maintain accounts receivable, inventory, accounts payable and other working capital accounts in a manner consistent with the Ordinary Course of Business;

              (k) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in each case in the Ordinary Course of Business;

              (l) not cancel any indebtedness for borrowed money or material claim or, waive any material claims or rights of substantial value, except in the Ordinary Course of Business;

              (m) not to merge or consolidate with any other Person;

              (n) with respect to any sales campaign begun more than 14 days after the date hereof, not to implement the "value summit" business plan;

              (o) not to make any material change to the Current Practices (as defined in the Directory Services License Agreement); and

              (p) not to enter into any written agreement to do any of the foregoing.

         SECTION 5.2 ACCESS TO INFORMATION.

              (a) Between the date of this Agreement and the Closing, Sellers shall (i) give, and shall cause the Companies to give, Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of, and relating to, the Companies and to the Companies' management, (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request, (iii) cause the officers of the Companies to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Companies as Buyer may from time to time reasonably request subject to Section 5.2(b), and (iv) cooperate in good faith with Buyer's efforts to plan for the post-Closing integration of its business with the business of the Companies; PROVIDED, HOWEVER, that any such access or inspection shall be provided during normal business hours under the supervision of Sellers' personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated by this Agreement and not interfere unreasonably with the business operations of Sellers or the Companies.

              (b) All information concerning Sellers or the Companies furnished or provided by Sellers or their Affiliates to Buyer or its representatives (whether furnished before or after the date of this Agreement) shall be held subject to the confidentiality agreements by and between Sprint (or its representatives) and Buyer dated as of May 15, 2002 (the "CONFIDENTIALITY AGREEMENT").

              (c) Prior to Closing, Sellers shall provide to Buyer access to the Owned Real Property, and shall use commercially reasonable efforts to provide access to the Leased Real Property, for the performance of non-invasive Phase I environmental site assessments or transaction screens as part of Buyer's environmental assessment of the Real Property.

              (d) Sellers shall cooperate with Buyer with respect to obtaining title insurance relating to the Owned Real Property, including delivering, prior to Closing, such affidavits of title and possession, gap undertakings, non-imputation affidavits or similar documents in form or substance as may be reasonably required by a reputable title company licensed to do business in Tennessee selected by Buyer.

              (e) Promptly following the end of each fiscal quarter or year that ends prior to Closing, Sellers shall provide Buyer with quarter-end or audited year-end combined consolidated balance sheets of the Companies as of such quarter-end or year-end and combined consolidated statements of income and cash flows of the Companies for the year to date period then ended, presented on a basis consistent with the 2001 year-end audited financial statements together with a SAS 71 report thereon from Sellers' independent accountants (for quarterly statements) and an opinion of Sellers' independent accountants (for year-end statements). In addition, on or prior to October 11, 2002, Sellers shall provide Buyer with a SAS 71 report from Sellers' independent accountants with respect to the June 30, 2002 financial statements referenced in Section 3.6, provided that Sellers will use their commercially reasonable efforts to provide such report to Buyer on or prior to October 4, 2002. Sellers will cooperate with Buyer in preparing, and will provide all information reasonably requested by Buyer for inclusion in, any offering document, Form 8-K or other Exchange Act filing to be incorporated by reference into a registration statement in connection therewith prepared in connection with the financings contemplated by the Commitment Letters. Buyer shall reimburse Sellers for all reasonable third party costs and expenses incurred by Sellers in connection with the fulfillment of its obligations under this Section 5.2. Any financial statements provided to Buyer pursuant to this Section 5.2 will be deemed to be included in the definition of "Financial Statements" for all purposes of Section 3.6.

              (f) Notwithstanding the above, nothing contained in this Section
5.2 or the Confidentiality Agreement will preclude any party from making any disclosures it determines in good faith to be required by law, regulation or listing agreement with or rules of any national securities exchange or national trading system or necessary and proper in conjunction with the filing of any tax return or other document required to be filed with any federal, state or local governmental body, authority or agency or sent to potential investors in connection with the financings contemplated by the Financing Commitments; PROVIDED, HOWEVER, that the party required to make the release or statement shall, if practicable under the circumstances, allow the other party reasonable time to comment on such release or statement in advance of such issuance.

              (g) Between the date of this Agreement and the Closing Date, Sellers shall permit Buyer's senior officers to meet with the Assistant Controller of Sprint and officers of the Companies responsible for the Financial Statements, the internal controls of the Companies and the disclosure controls and procedures of the Companies to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302 and 906 the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto.

         SECTION 5.3 CONSENTS.

              (a) Each of Sellers and Buyer shall cooperate, and use its reasonable best efforts, to (i) make all filings (including without limitation all filings required under the HSR Act) and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including the foregoing required with respect to the items identified in SCHEDULE 3.5 and (ii) obtain new written contracts between the third parties to the Group Contracts and the Companies ("NEW CONTRACTS") that will provide for substantially the same continued benefits to the Companies as are currently provided to the Companies pursuant to the Group Contracts; PROVIDED, HOWEVER, that neither Seller nor Buyer shall be required to pay or agree to pay any compensation to the third parties to New Contracts or other contracts requiring consent or approval in exchange for such third parties' agreement to enter into a New Contract or provide such consent or approval. "GROUP CONTRACTS" means the contracts listed on SCHEDULE 5.3(a). In addition to the foregoing, Buyer agrees to provide such security and assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any governmental authority or other third party whose consent, approval or New Contract is sought in connection with the transactions contemplated hereby.

              (b) With respect to any Contracts for which any required consent or approval is not obtained, or New Contract that is not entered into, prior to the Closing (collectively, "THIRD PARTY APPROVAL CONTRACTS"), Sellers and Buyer shall each use their reasonable best efforts to obtain any such consent or approval or New Contract after the Closing Date until such consent or approval or New Contract has been obtained; PROVIDED, HOWEVER, that neither Seller nor Buyer shall be required to pay or agree to pay any compensation to the third parties to New Contracts or other contracts requiring consent or approval in exchange for such third parties' agreement to enter into a New Contract or provide such consent or approval.

              (c) To the extent that the consents or approvals or New Contracts referred to in clause (a) above are not obtained prior to the Closing, Sellers will use commercially reasonable efforts to (i) provide to the Companies, at its request, the benefits of any such Third Party Approval Contracts, (ii) cooperate in any reasonable and lawful arrangement designed to provide the benefits of such Third Party Approval Contracts to the Companies, and (iii) enforce, at the request and for the account of the Companies, any rights of the Seller Affiliates that are parties to such Third Party Approvals Contract against the other party or parties thereto arising under such Third Party Approvals Contract. Buyer will comply with all reasonable requests of the Sellers for cooperation in connection with the performance of Sellers' obligations under this Section 5.3(c).

              (d) Without limiting any other provision hereof, each of the Sellers and Buyer shall, as promptly as practicable, but in no event later than twenty business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions described herein and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Sellers and Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Sellers and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

         SECTION 5.4 REASONABLE BEST EFFORTS.

              (a) Each of Sellers and Buyer shall cooperate and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated by this Agreement.

              (b) Buyer will promptly notify Sellers of any proposal by any of the institutions party to a Financing Commitment to withdraw, terminate or make a material change in the amount or terms of such Financing Commitment that could reasonably be expected to adversely affect the ability of Buyer to consummate the financing contemplated by such Financing Commitment in accordance with its terms. In addition, upon Sellers' reasonable request, Buyer shall advise and update Sellers, in a level of detail reasonably satisfactory to Sellers, with respect to the status, proposed closing date, and material terms of the Financing Commitments. Buyer shall not consent to any amendment, modification or early termination of any Financing Commitment that could reasonably be expected to adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

              (c) Buyer shall, and shall cause its Affiliates to, use reasonable best efforts to (i) maintain the effectiveness of the Financing Commitments in accordance with their terms, (ii) enter into definitive documentation with respect to the Debt Financing Commitments on the terms contained in the Debt Financing Commitments, (iii) satisfy all funding conditions to the Financing Commitments set forth in the definitive documentation with respect to the financing contemplated by the Financing Commitments, (iv) consummate the financing contemplated by the Financing Commitments (including by extension of the Financing Commitments on substantially equivalent or better terms or, if the Financing Commitments expire, obtaining alternative financing in an aggregate principal amount equal to the amounts set forth in, and on terms substantially equivalent to or better than the terms of, the Financing Commitments), including by drawing on the "Senior Subordinated Facility" and the "Senior Secured Credit Facility" (as such terms are defined in the Debt Financing Commitment Letters) prior to the expiration of the Debt Financing Commitments if the other conditions to Buyer's obligations to close set forth in Sections 6.1 and 6.3 have been satisfied or waived and (v) perform its obligations under the Financing Commitments.

              (d) Sellers will promptly notify Buyer of any proposal, whether formal or informal, by any state or federal governmental agency with jurisdiction over local telecommunications services or local telecommunications companies to assert jurisdiction over all or any part of the transactions that are the subject matter of this Agreement, including but not limited to, (i) any proposal to require approval, consent or permission of such governmental agency to any part of the transactions which are the subject matter of this Agreement, (ii) any proposal that, individually or in the aggregate, may have a material adverse effect on the business of Sprint's Local Telecommunications Division, and (iii) any proposal that, individually or in the aggregate, may have a material adverse effect on the proceeds Sprint expects to receive from the transactions contemplated by this Agreement (each, a "REGULATORY PROPOSAL").

         In addition, Sellers shall advise and update Buyer, in a level of detail reasonably satisfactory to Buyer, with respect to the status of any such Regulatory Proposal, including any formal or informal proceedings before such governmental agency with respect to the Regulatory Proposal. Sellers will promptly notify Buyer if Sellers consent to (i) the jurisdiction of any such governmental agency with respect to the transactions that are the subject of this Agreement or (ii) any order, decree, judgment or finding of such governmental agency with respect to the transactions that are the subject matter of this Agreement.

              (e) Sellers shall, and shall cause their Affiliates to, use reasonable best efforts to defeat any assertion of jurisdiction and any Regulatory Proposal and to obtain any necessary approvals, consents or permissions in response to any Regulatory Proposal, including but not limited to the timely initiation and prosecution of proceedings for injunctive relief, mandamus or other appropriate remedies in a court of competent jurisdiction, the initiation and prosecution of any available proceedings for appellate review of any order, decree, judgment or finding of such governmental agency or, if applicable, the prompt filing of any necessary applications with respect to such Regulatory Proposals. Sellers will forward to Buyer all copies of any material correspondence sent by it or its representatives or received by it from any governmental authority regarding the transactions contemplated by this Agreement or a Regulatory Proposal.

              (f) Each of Sellers and Buyer shall negotiate in good faith to identify the MIS Services (as defined in the Transition Services Agreement) to be provided to Buyer under the Transition Services Agreement and the pricing therefor under the Transition Services Agreement.

         SECTION 5.5 PUBLIC ANNOUNCEMENTS. Except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated by this Agreement, except as in the reasonable judgment of the party may be required by law or any listing agreement with, or the rules of, any national securities exchange or national trading system. Upon the execution of this Agreement and the Closing, Sellers and Buyer will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated by this Agreement.

              SECTION 5.6 COVENANT TO SATISFY CONDITIONS. Sellers will use their reasonable best efforts to ensure that the conditions set forth in Article VI of this Agreement are satisfied, to the extent such matters are within the control of Sellers, and Buyer will use its reasonable best efforts to ensure that the conditions set forth in Article VI of this Agreement are satisfied to the extent such matters are within the control of Buyer. Sellers and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, to use their reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

         SECTION 5.7 CERTAIN TAX MATTERS.

              (a) CERTAIN DEFINITIONS. As used in this Agreement:

                    (i) "PRE-CLOSING PERIOD" means any taxable period, including that portion of any Straddle Period, which ends on or before the Closing Date;

                    (ii) "SECTION 338(h)(10) ELECTION" means the election to be made by Buyer and Sprint pursuant to Section 338(h)(10) of the Code, as described in Section 5.7(b) of this Agreement;

                    (iii) "SECTION 754 ELECTION" means the election to be made by Cendon pursuant to Section 754 of the Code, as described in Section 5.7(b)(ii) of this Agreement; and

                    (iv) "STRADDLE PERIOD" means any taxable period that includes (but does not end on) the Closing Date.


              (b) SECTION 338(h)(10) AND SECTION 754 ELECTIONS.

                    (i) Sprint will join with Buyer in making the Section 338(h)(10) Election to treat the transaction hereunder as the deemed sale of the assets of the Wholly Owned Companies for federal and, to the extent applicable, state and local income tax purposes. Buyer will determine an allocation of the "ADSP" (as defined in Treasury Regulation secs. 1.338-4 and 1.338(h)(10)-1) among the assets of the Companies pursuant to the applicable Treasury Regulations under Section 338 of the Code; PROVIDED, HOWEVER, that the Allocation will include an allocation of ADSP to any amounts receivable by any of the

Companies without regard to whether such receivables have been recognized or realized by the Sellers or any of the Companies for income tax or financial accounting purposes prior to Closing (as determined finally in accordance with this Section 5.7(b)(i), the "ALLOCATION"). Promptly following Buyer's determination of the Allocation, Buyer will deliver a proposed Allocation to Sprint. If Sprint objects to Buyer's Allocation, Sprint will deliver a notice of objection to Buyer no later than the later to occur of (A) thirty (30) days from the delivery of the proposed Allocation to Sprint and (B) one hundred and twenty
(120) days before the due date of filing any Tax Returns for which the Allocation is relevant. If no such notice of objection is delivered, the Buyer's proposed Allocation shall be final, and if such notice of objection is delivered as set forth above, Buyer and Sellers will use their reasonable best efforts to agree upon the Allocation. If the parties are unable to agree upon the Allocation within ninety (90) days before the due date of filing any Tax Return for which the Allocation is relevant, the Allocation shall be made by the Unrelated Accounting Firm. Following final determination of the Allocation, Buyer and Sellers will use the Allocation in reporting the deemed purchase and sale of the assets of the Companies for federal and, to the extent applicable, state and local income tax purposes.

                    (ii) The Sellers agree that the Sellers will cause Cendon to make the Section 754 Election for the taxable year including the Closing Date to adjust the basis of all properties and assets of Cendon to account for the transfer of CDC's membership interest in Cendon to Buyer for federal and, to the extent applicable, state and local income tax purposes. Sprint and Buyer agree that Buyer's basis in CenDon will be made based on and consistent with the Allocation made pursuant to Section 5.7(b)(i) of this Agreement.

              (c) RETURN FILING, REFUNDS, CREDITS AND TRANSFER TAXES.


                    (i) Except with regard to Tax Returns for Straddle Periods, Sellers shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns of or including the Companies for all Pre-Closing Periods (the "PRE-CLOSING PERIOD RETURNS"). Sellers shall pay, or cause to be paid, all Taxes with respect to the Companies shown to be due on the Pre-Closing Period Returns.

                    (ii) Buyer shall prepare, or cause to be prepared, and shall file, or cause to be filed, on a timely basis all Tax Returns other than the Pre-Closing Period Returns with respect to the Companies, including Tax Returns, if any, for the Straddle Period (the "STRADDLE PERIOD RETURNS"). Buyer shall pay, or cause to be paid, all Taxes shown to be due on such Tax Returns.

                    (iii) Buyer shall provide Sellers with copies of any Straddle Period Returns at least sixty (60) business days prior to the due date thereof (giving effect to any extensions thereto), accompanied by a statement calculating in reasonable detail Sellers' indemnification obligation pursuant to
Section 5.7(e) of this Agreement (the "INDEMNIFICATION STATEMENT"). Sellers shall have the right to review such Straddle Period Returns and Indemnification Statement prior to the filing of such Straddle Period Returns. If Sellers dispute any amounts shown to be due on such Tax Returns or the amount calculated in the Indemnification Statement, Sellers and Buyer shall consult and resolve in good faith any issues arising as a result of the review of such Straddle Period Return and Indemnification Statement. If Sellers agree to the Indemnification Statement amount, Sellers shall pay to Buyer an amount equal to the Taxes shown on the Indemnification Statement less any amounts paid by Sellers or the Companies on or before the Closing Date with respect to estimated taxes not later than three business days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return. If the parties are unable to resolve any dispute within thirty (30) business days after Sellers' receipt of such Straddle Period Return and Indemnification Statement, such dispute shall be resolved by the Unrelated Accounting Firm, which shall resolve any issue in dispute as promptly as practicable. If the Unrelated Accounting Firm is unable to make a determination with respect to any disputed issue prior to the due date (including any extensions) for the filing of the Straddle Period Return in question, (A) Buyer shall file, or shall cause to be filed, such Straddle Period Return without such determination having been made and (B) Sellers shall pay to Buyer, not later than three days before the due date (including any extensions thereof) for the payment of Taxes with respect to such Straddle Period Return, an amount determined by Sellers as the proper amount chargeable to Sellers pursuant to this Section 5.7. Upon delivery to Sellers and Buyer by the Unrelated Accounting Firm of its determination, appropriate adjustments shall be made to the amount paid by Sellers in accordance with the immediately preceding sentence in order to reflect the decision of the Unrelated Accounting Firm. The determination by the Unrelated Accounting Firm shall be final, conclusive and binding on the parties.

                    (iv) Sellers and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all necessary records in connection with determining Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer recognizes that Sellers will need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by the Companies to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees that from and after the Closing Date Buyer shall, and shall cause the Companies to, (A) retain and maintain such records until such time as Sellers determine that such retention and maintenance is no longer necessary and (B) allow Sellers and their agents and representatives (and agents and representatives of their Affiliates) reasonable access to inspect, review and make copies of such records as Sellers may deem necessary or appropriate from time to time. Buyer shall indemnify Sellers from and against any penalties, additions to tax or interest imposed on Sellers as a direct result of any failure of Buyer to provide tax records or other information to Sellers in a reasonable timely manner.

              (v) Buyer shall not, and shall cause the Companies not to, dispose of or destroy any of the business records and files of the Companies relating to Taxes in existence on the Closing Date without first offering to turn over possession thereof to Sellers by written notice to Sellers at least 30 days prior to the proposed date of such disposition or destruction.

              (vi) Notwithstanding any other provision of this Agreement to the contrary, any refunds and credits of Taxes of the Companies (including any interest or similar benefit) received from or credited thereon by the applicable tax authority with respect to (A) any taxable period ending on or before the Closing Date or (B) Taxes for which Sellers have indemnified the Buyer under the Agreement, shall be for the account of Sellers, and if received or utilized by Buyer or the Companies, shall be paid to Sellers within five business days after Buyer or a Company receives such refund or utilizes such credit. Except as provided in the next sentence, any refunds or credits of the Companies with respect to any Straddle Period shall be apportioned between Sellers, on the one hand, and Buyer, on the other hand, on the basis of an interim closing of the books. In the case of a refund or credit attributable to any Taxes that are imposed on a periodic basis and are attributable to the Straddle Period, other than Taxes based upon or related to gross or net income or receipts, the refund or credit of such Taxes of the Company for the Pre-Closing Period shall be deemed to be the amount of such refund or credit for the Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period.

                    (vii) Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, stamp, duties, recording and similar Taxes, but not including any Taxes on or measured by income, gains or profits, incurred in connection with and solely as a result of the transactions contemplated by this Agreement shall be paid by Buyer, and Buyer shall, at its own expense, accurately file or cause to be filed all necessary Tax Returns and other documentation with respect to such Taxes and timely pay all such Taxes; PROVIDED, HOWEVER, that in the event the amount of such Taxes exceeds $5,000 (the "TRANSFER TAX LIMIT"), Buyer and Sellers shall each be responsible for paying one-half of the amount by which such Taxes exceed the Transfer Tax Limit. If required by applicable law, Sellers will join in the execution of any such Tax Returns or such other documentation.


              (d) ELECTIONS. Except with respect to the Section 338(h)(10) Election and the Section 754 Election, Buyer shall not, and shall cause the Companies not to, make, amend, or revoke any Tax election if such action would adversely affect Sellers, or any Person (other than the Companies) as to whom or with whom Sellers have filed a consolidated return, with respect to any taxable period ending on or before the Closing Date or for the Pre-Closing

Period or any Tax refund with respect thereto and Seller shall not make any Tax election if such action would adversely affect Buyer or any Company.

              (e) TAX INDEMNIFICATION.

                    (i) Buyer shall indemnify, defend and hold harmless Sellers and their Affiliates, at any time after the Closing, from and against any liability for Taxes of the Companies for any taxable period ending after the Closing Date except for Straddle Periods, in which case Buyer's indemnity will cover only that portion of any such Taxes that is not attributable to the Pre-Closing Period and, except to the extent any such Taxes arose out of or related to any breach of any representation made by Sellers pursuant to Section
3.16 of the Agreement.

                    (ii) Sellers shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates, at any time after the Closing, (A) from and against any liability for Taxes of the Companies, except as provided in
Section 5.7(c)(vii) of the Agreement, for the Pre-Closing Period (including Taxes attributable to the portion of any Straddle Period ending on the Closing
Date); and (B) any liability for income Taxes of any member of an affiliated group with which any Company files or has filed a consolidated or combined Tax Return with respect to any taxable period which ends before or includes the Closing Date by reason of any Company being severally liable for such Tax pursuant to Treasury Regulation sec. 1.1502-6 or any analogous provision of foreign, state or local law.

                    (iii) In determining the responsibility of Sellers and Buyer for Taxes attributable to any Straddle Period, Taxes based upon or related to gross or net income or receipts shall be apportioned on the basis of an interim closing of the books as of the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity which is a Company or in which a Company holds an interest, shall be deemed to terminate at such time), and all other Taxes attributable to any Straddle Period shall be prorated on a daily basis.

                    (iv) If a claim for Taxes shall be made by any taxing authority in writing, which, if successful, might result in an indemnity payment pursuant to this Section 5.7, the party seeking indemnification (the "TAX INDEMNIFIED PARTY") shall promptly notify the other party (the "TAX INDEMNIFYING PARTY") in writing of such claim (a "TAX CLAIM") within a reasonably sufficient period of time to allow the Tax Indemnifying Party effectively to contest such Tax Claim, and in reasonable detail to apprise the Tax Indemnifying Party of the nature of the Tax Claim, and provide copies of all correspondence and documents received by it from the relevant taxing authority. Failure to give prompt notice of a Tax Claim hereunder shall affect the Tax Indemnifying Party's obligation under this Section to the extent that the Tax Indemnifying Party is prejudiced by such failure to give prompt notice.

                    (v) With respect to any Tax Claim which might result in an indemnity payment to Buyer pursuant to this Section 5.7(e) (including, without limitation, Taxes of a Company for a Straddle Period), Sellers shall, upon confirming in writing their obligation to indemnify Buyer in respect of such Tax Claim, control all proceedings taken in connection with such Tax Claim and, without limiting the foregoing, may in their sole discretion and at their sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in their sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim. Buyer, without waiving its right to be indemnified in respect of such Tax Claim, shall not under any circumstances settle or otherwise compromise any Tax Claim referred to in the preceding sentence without Sellers' prior written consent; PROVIDED, HOWEVER, that Sellers have confirmed in writing their obligation to indemnify Buyer in respect of such Tax Claim and are in material compliance with Sellers' indemnification obligation hereunder. In connection with any proceeding taken in connection with such Tax Claim, (A) Sellers shall keep Buyer informed of all material developments and events relating to such Tax Claim and (B) Buyer shall have the right, at its sole expense, to participate in any such proceedings. Buyer shall cooperate with Sellers in contesting such Tax Claim (without charge to Sellers), which cooperation shall include, without limitation, the retention and the provision to Sellers of records and information which are reasonably relevant to such Tax Claim, and making employees available to Sellers to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim; PROVIDED, HOWEVER, that no charges shall be incurred by Sellers for the services of such employees.

                    (vi) With respect to any Tax Claim not described in Section 5.7(e)(v) of this Agreement which might result in an indemnity payment to Sellers pursuant hereto, Buyer shall control all proceedings in accordance with provisions that are parallel to those in Section 5.7(e)(v) of this Agreement.

                    (vii) All matters relating in any manner to Tax indemnification obligations and payment of Taxes shall be governed exclusively by this Section

              SECTION 5.8 NO SOLICITATION. If this Agreement is terminated for any reason pursuant to Article VII, for a period of two years following the effective date of such termination, neither Buyer nor any of its Affiliates shall, directly or indirectly, solicit or induce any employee, agent or contractor of any Company to leave such employment and become an employee, agent or contractor of Buyer or any of its Affiliates if Buyer was apprised of or had contact with such employee, agent or contractor in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing in this Section 5.8 shall prohibit Buyer or any of its Affiliates from employing any person who contacts them on his or her own initiative and without any direct or indirect solicitation by Buyer or any of its Affiliates, as the case may be. This Section 5.8 shall not be interpreted to prohibit solicitations of employment through general advertising not specifically directed at the employees, agents or contractors of the Companies. If this Agreement is terminated pursuant to Article VII, this Section 5.8 supersedes the employee nonsolicitation provisions of the Confidentiality Agreements.

       SECTION 5.9 TRANSITION SERVICES AGREEMENT. At the Closing, Sprint and/or certain of its Affiliates and the Companies shall enter into a Transition Services Agreement substantially in the form attached as EXHIBIT 5.9 (the "TRANSITION SERVICES AGREEMENT").

       SECTION 5.10 DIRECTORY SERVICES LICENSE AGREEMENT. At the Closing, the Companies and certain Affiliates of Sprint shall enter into a Directory Services License Agreement, substantially in the form attached as EXHIBIT 5.10 (the "DIRECTORY SERVICES LICENSE AGREEMENT").

       SECTION 5.11 GUARANTEES. Prior to the Closing, Sellers shall (a) cause the Companies to be released as guarantor of any financing of Sellers and their Affiliates (other than the Companies), (b) cause the Companies to no longer be parties to the agreements listed on SCHEDULE 3.7 and (c) use commercially reasonable efforts to cause the Companies to be released from all past, present and future obligations under the agreements listed on SCHEDULE 3.7.

       SECTION 5.12 INVESTIGATION BY BUYER. Buyer has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Companies and acknowledges that Sellers have provided Buyer with the access requested by Buyer to the personnel, properties, premises and records of the Companies for this purpose. In entering into this Agreement, Buyer has relied upon its own investigation and analysis as well as the representations and warranties of Sellers contained in this Agreement and the Ancillary Agreements, and Buyer
(a) acknowledges that none of Sellers, the Companies or any of their respective directors, officers, employees, Affiliates, controlling Persons, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its directors, officers, employees, Affiliates, controlling Persons, agents or representatives, and (b) agrees, to the fullest extent permitted by law, that neither Sellers, the Companies nor any of their respective directors, officers, employees, Affiliates, controlling Persons, agents or representatives shall have any liability or responsibility whatsoever to Buyer or its directors, officers, employees, Affiliates, controlling Persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or its directors, officers, employees, Affiliates, controlling Persons, agents or representatives (or any omissions therefrom), except in the case of clauses (a) and (b) as and only to the extent expressly set forth in this Agreement with respect to the representations and warranties of Sellers in Article III and subject to the limitations and restrictions contained in this Agreement.

       SECTION 5.13 MUTUAL RELEASE. Immediately prior to the Closing, Sellers and the Companies shall enter into a Mutual Release substantially in the form attached as EXHIBIT 5.13 (the "MUTUAL RELEASE").

       SECTION 5.14 EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

              (a) EMPLOYMENT. Buyer shall cause each Company to continue to employ immediately after the Closing each of the individuals who were employed by such Company immediately before the Closing (individually a "COMPANY EMPLOYEE" and collectively the "COMPANY EMPLOYEES") at (1) substantially the same base salary or base hourly rate of compensation as in effect for each such individual immediately before the Closing and with (2)(A) benefits under a Buyer 401(k) Plan (as defined in Section 5.14(b)) and benefit accruals for service after the Closing under a Buyer Pension Plan (as defined in Section 5.14(c)) which are the same as the benefits Buyer provides for Buyer's employees who work in the same line of business as the Company Employees and (B) welfare benefits, including severance benefits (except for severance benefits during the one year period which begins on the Closing Date which shall be paid in accordance with
Section 5.14(a)(3)), under Buyer's welfare plans (as defined in Section 3(1) of ERISA) which are the same to the maximum extent practicable as the welfare plan benefits Buyer provides for Buyer's employees who work in the same line of business as the Company Employees; provided, however, (3) Buyer shall provide severance benefits to any such individual whose employment is terminated by Buyer or, if Buyer transfers such individual to another employer as part of an outsourcing arrangement, is terminated by such other employer at any time during the one year period which starts on the Closing which are no less than the severance benefits provided under the Sprint Corporation Separation Plan which would have been payable under such plan if such individual's employment had been terminated by a Company under similar circumstances immediately before the Closing and (4) Buyer shall not have any obligation to employ immediately after the Closing (A) any individual named on SCHEDULE 5.14 or (B) any individual who has met all the requirements for short-term or long-term disability benefits under one of the Seller Benefit Plans on or before the Closing until such individual is able to return to work, at which point Buyer's obligation to employ such individual shall be subject to such terms and conditions as permissible under applicable law with respect to any employee who had been on a short-term or long-term disability leave, and any such individual then employed by Buyer shall be eligible for the same benefits upon his or her employment as then provided to Company Employees. Each Company Employee shall receive credit for all service completed with Sellers, each Company and each ERISA Affiliate (and their predecessors) immediately prior to the Closing for all purposes under Buyer's employee benefit plans as if such service had been completed with Buyer; PROVIDED, HOWEVER that Buyer shall have no obligation to provide such service credit for purposes of computing any such employee's accrued benefit under any defined benefit plan (as defined in Section 414(j) of the Code) or determining any such employee's eligibility to receive post-retirement welfare benefits.

              (b) 401(K) PLANS.

                    (i) SPRINT 401(K) PLAN. Sprint shall make contributions on behalf of the Company Employees to the Seller ERISA Plan which is the Sprint Retirement Savings Plan through the Closing, but Sprint shall take such action as necessary or appropriate to assure that no Company Employee shall be eligible to make or receive contributions under such plan for any period ending after the Closing and that no Company Employee will be eligible to otherwise actively participate in such plan after the Closing. Sprint shall take whatever action is necessary or appropriate with respect to each Company Employee who is employed by Buyer immediately after the Closing to (1) make his or her account under the Sprint Retirement Savings Plan nonforfeitable as of the Closing and (2) provide the same opportunity to each such Company Employee to repay his or her loan or loans, if any, from such plan as currently provided under the terms of the Sprint Retirement Savings Plan to the only class of employees who currently have such opportunity under the terms of such plan upon a termination of employment.


                    (ii) BUYER 401(k) PLAN. The Company Employees shall be eligible as of the Closing to participate in a plan established, maintained or adopted by Buyer which is described in Section 401(k) of the Code (individually a "BUYER 401(k) PLAN") and which shall provide for elective deferrals (as such deferrals are described in Section 402(g)(3)(A) of the Code) by participants under Section 401(k) of the Code and for matching contributions (as described in Section 401(m)(4)(A)(ii) of the Code) by Buyer with respect to such elective deferrals, all consistent with the requirements of Section 5.14(a)(2)(A). The Buyer 401(k) Plan shall provide that the Company Employees shall have the right to make direct rollovers to such plan of their vested accounts in the Sprint Retirement Savings Plan to the extent such rollovers constitute "eligible rollover distributions" within the meaning of Section 402(c)(4) of the Code. The Company Employees shall receive credit under the Buyer 401(k) Plan for all service with Sellers, each Company and each ERISA Affiliate (and their predecessors) for purposes of satisfying any service requirement to participate in such plan and any service requirement to earn a nonforfeitable benefit under such plan.

              (c) PENSION PLANS.

                    (i) SPRINT PENSION PLAN. Sprint shall take such action as necessary or appropriate to assure that no Company Employees shall be eligible to accrue any benefits for service completed or compensation paid for periods after the Closing under the

Seller Benefit Plan which is the Sprint Retirement Pension Plan and that no Company Employees will be eligible to otherwise actively participate in such plan after the Closing.

                    (ii) BUYER PENSION PLAN. If any employees of Buyer (as determined in accordance with the rules under Section 414(b) and Section 414(c) of the Code) participate in any defined benefit plan (as defined in Section 414(j) of the Code) other than a multiemployer plan (as defined in Section 414(f) of the Code) (individually a "BUYER PENSION PLAN"), the Company Employees shall be eligible to participate in such plan as of the Closing. If there is more than one Buyer Pension Plan, the Company Employees shall be eligible to participate in the Buyer Pension Plan which in Buyer's reasonable judgment provides benefits which in the aggregate are more like the benefits provided under the Sprint Retirement Pension Plan than the benefits provided under any other Buyer Pension Plan. The Company Employees shall receive credit under the Buyer Pension Plan in which such employees participate for all service with Sellers, each Company, and each ERISA Affiliate (and their predecessors) for purposes of satisfying any service requirement to participate in such plan and any service requirement to earn a nonforfeitable benefit under such plan, but Buyer shall have no obligation to provide such service credit for purposes of computing any such employee's accrued benefit under such plan.

              (d) MEDICAL AND RELATED HEALTHCARE BENEFITS AND LIFE INSURANCE.

                    (i) SELLER WELFARE PLANS. Sellers shall continue after the Closing to make available to each Company Employee coverage under the Seller Benefit Plans which are welfare plans (as defined in Section 3(1) of ERISA), including post-retirement health and dental benefit coverage, to the same extent, and subject to the same terms and conditions, that such coverage would be continued under the terms of such plans for any other former employee, and each such Company Employee who satisfies the age and service requirements for post-retirement health and dental benefit coverage immediately prior to the Closing shall have the same opportunity to receive such coverage after the Closing as if such Company Employee had terminated employment immediately prior to the Closing.

                    (ii) BUYER WELFARE PLANS. Buyer on the Closing shall make available to the Company Employees Buyer's welfare plans (as defined in Section 3(1) of ERISA) consistent with the requirements of Section 5.14(a)(2)(B), and each Company Employee shall receive full credit under Buyer's welfare plans for all service completed with Sellers, each Company and each ERISA Affiliate (and their predecessors) and for all payments made by such employee under any similar Seller Benefit Plan to satisfy any deductible or co-pay requirements under such plan; PROVIDED, HOWEVER that Buyer shall have no obligation to provide such service credit for purposes of determining any such employee's eligibility to receive post-retirement welfare benefits.

              (e) 2002 MANAGEMENT INCENTIVE PLAN. In the event the Closing occurs prior to Sprint making the payments called for under the Companies' 2002 Management Incentive Plan for Company Employees based on their performance for the year 2002, Sprint shall compute the payments due such employees and shall instruct Buyer as to the amount of such payments due such employees. Buyer then shall make the payments due such Company Employees pursuant to such instructions. Sprint will reimburse Buyer for any payments made to such Company Employees pursuant to this Section 5.14(e) and for the tax paid by Buyer on such payments in accordance with Section 3111(b) of the Code within ten (10) business days of the date Buyer certifies to Sprint that such payments have been made and such taxes have been paid. Sprint will be responsible for computing the payments due under this Section 5.14(e), for answering any questions from Company Employees regarding such payments and for resolving any disputes with any Company Employee regarding Sprint's computations.

                    (f) NON-QUALIFIED DEFERRED COMPENSATION PLAN. The interest of each Company Employee in the Sprint Executive Deferred Compensation Plan shall remain nonforfeitable and shall be paid (subject to the terms and conditions of such plan) in accordance with the deferral elections made under such plan by such Company Employee.

                    (g) SELLER BENEFIT PLANS. Buyer shall not have any liabilities with respect to any Seller Benefit Plans except to the extent (i) Buyer agrees to make any payments to Company Employees eligible for the Companies' 2002 Management Incentive Plan pursuant to Section 5.14(e), and (ii) any contribution required with respect to any Seller Benefit Plans for periods ending on or before the Closing remains unpaid after the Closing to the extent reflected on the Current Assets and the Current Liabilities of the Companies on the Final Balance Sheet.

       SECTION 5.15 NO SOLICITATION OF TRANSACTIONS. Until the valid termination of this Agreement pursuant to Article VII, none of Sellers or their Affiliates will directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any offer or proposal for, or enter into negotiations of any type, or any letter of intent or purchase agreement, merger agreement or other similar agreement with any person, firm or corporation other than Buyer with respect to, a sale of any assets (other than in the Ordinary Course of Business and not in violation of Section 5.1) of a Company, or a merger, consolidation or business combination in which a Company is a constituent entity, any sale of all or any portion of a Company's capital stock or membership interests, or any liquidation or similar extraordinary transaction with respect to a Company (a "COMPETING TRANSACTION"). From and after the date hereof, Sellers will immediately cease all discussions and negotiations with respect to any Competing Transaction, and will promptly request the return or destruction of all confidential information previously distributed to all parties interested in a Competing Transaction (other than Buyer) pursuant to the terms of any confidentiality agreement or otherwise.

       SECTION 5.16 NON-COMPETITION AGREEMENT. At the Closing, Buyer, the Companies, Sprint and certain Affiliates of Sprint shall enter into a Non-Competition Agreement substantially in the form attached as EXHIBIT 5.16 (the "NON-COMPETITION AGREEMENT").

       SECTION 5.17 SUBSCRIBER LISTINGS AGREEMENT. At the Closing, the Companies, Sprint and certain Affiliates of Sprint shall enter into a Subscriber Listings Agreement substantially in the form attached as EXHIBIT 5.17 (the "SUBSCRIBER LISTINGS AGREEMENT").

       SECTION 5.18 TRADEMARK LICENSE AGREEMENT. At the Closing, the Companies and the SPV shall enter into a Trademark License Agreement substantially in the form attached as EXHIBIT 5.18 (the "TRADEMARK LICENSE AGREEMENT").

       SECTION 5.19 PUBLISHER TRADEMARK LICENSE AGREEMENT. At the Closing, the Companies and Sprint shall enter into a Publisher Trademark License Agreement substantially in the form attached as EXHIBIT 5.19 (the "PUBLISHER TRADEMARK LICENSE AGREEMENT").

       SECTION 5.20 TRANSITION OF CERTAIN INFORMATION. Prior to or on the Closing Date, or as reasonably practicable thereafter, Sellers will transfer, or cause to be transferred, to the Companies all books and records relating to the business of the Companies, including without limitation, the books of account, tax, financial, accounting and personnel records, files, invoices, client (current and prospective) and supplier lists, business plans, marketing studies and other written material, including without limitation real estate and litigation files and both paper and electronic copies of all the financial data and human resource information system data which relate to the business of the Companies and are maintained on any of Sellers' or their Affiliates' computer systems that are not already owned by and in the possession of the Companies. Sellers will provide Buyer and the Companies with access to such information after Closing until such information is transferred to the Companies.

       SECTION 5.21 INTERIM CHANGES IN SERVICE AREAS.

              (a) Sellers and Buyer agree that the terms and conditions of
Section 9.1 of the Directory Services License Agreement shall apply to any sale of a Service Area (as defined in the Directory Services License Agreement) by Sellers between the date hereof and the Closing Date such that the requirements of such Section 9.1 shall become effective on the Closing Date with respect to the local telephone division of Sprint and the purchaser of such Service Area with retroactive effect from the date of such sale.

              (b) Sellers and Buyer agree that the terms and conditions of
Section 9.2 of the Directory Services License Agreement shall apply to any acquisition of a Service Area by Sellers or their Affiliates between the date hereof and the Closing Date such that the requirements of such Section 9.2 shall become effective on the Closing Date with respect to the local telephone division of Sprint and the purchaser of such Service Area on the Closing Date with retroactive effect from the date of such sale.

       SECTION 5.22 INTERCOMPANY ACCOUNTS; CENDON PAYMENTS. All intercompany accounts between Sellers or their respective Affiliates, on the one hand, and the Companies, on the other hand, as of the Closing shall be settled (irrespective of the terms of payment and deemed without further action of such intercompany accounts) in full at or prior to the Closing by netting such balances against each other, and the resultant balance contributed to capital or paid by cash or dividend, as the case may be, and deemed without further action to be fully discharged as of the Closing Date. Buyer shall pay to Sellers (or to such third parties as may be designated in writing by Sellers) by wire transfer of available funds at Closing $14,000,000 in full settlement and satisfaction of Buyer's obligations set forth in Clause 12(i) of the CenDon Virginia Directory Agreement, dated May 5, 1988, as amended, Clause 12(i) of the CenDon Florida Directory Agreement, dated May 5, 1988, as amended, Clause 12(i) of the CenDon Nevada Directory Agreement, dated May 5, 1988, as amended, and Clause 12(i) of the CenDon North Carolina Directory Agreement, dated May 5, 1988, as amended.

       SECTION 5.23 SPECIAL PURPOSE VEHICLE. On or prior to the Closing, Sellers will (a) form a limited liability company (the "SPV") whose sole member is Sprint Communications Company L.P., (b) include in the operating agreement of the SPV the policies set forth on EXHIBIT 5.23, (c) cause Sprint Communications Company, L.P. to irrevocably contribute and assign all of its right, title and interest (including the associated goodwill) in the Licensed Marks (as defined in the Trademark License Agreement) to the SPV as an irrevocable contribution to the capital of the SPV (and not as security for a financing), and (d) make a capital contribution (and not as security for a financing) to the SPV of an amount estimated to cover the reasonably foreseeable expenses of the SPV. In addition, at the Closing, Sprint and Buyer will enter into an agreement (the "SPV AGREEMENT") that contains the representations and warranties, covenants and other provisions contemplated by EXHIBIT 5.23.

       SECTION 5.24 CO-BRANDING. The parties will use their respective good faith commercially reasonable efforts prior to Closing to agree upon (a) general standards and guidelines with respect to the relative prominence and positioning of the Publisher Co-Brand Marks (as defined in the Directory Services License Agreement) and the Licensed Marks, provided that the parties agree that such general standards and guidelines will provide that the Publisher Co-Brand Marks will not be more than 80% of the size of the Licensed Marks in any usage, and
(b) the specific graphic uses of the Publisher Co-Brand Marks relative to the Licensed Marks.

                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES


       SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

              (a) No statute, rule or regulation shall have been enacted, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated by this Agreement;

              (b) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated by this Agreement;

              (c) Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted;

              (d) All consents, authorizations, waivers and approvals of any governmental authority or other regulatory body as may be required to be obtained in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the transactions contemplated by this Agreement or have a Company Material Adverse Effect, shall have been obtained; and

              (e) Buyer shall have received the proceeds of the financing contemplated by the Financing Commitments, on substantially the terms and subject to the conditions set forth therein.

       SECTION 6.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

              (a) The representations and warranties of Buyer contained in
Article IV of this Agreement that are (i) qualified as to Buyer Material Adverse Effect shall be true and correct and (ii) not so qualified shall be true and correct in all material respects (except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect), in each case, as of the date of this Agreement and as of the Closing as if made at and as of such time (PROVIDED, HOWEVER, that representations and warranties which are as of a specific date shall speak only as of such date). Sellers shall have received a certificate dated as of the Closing Date executed by an officer of Buyer to such effect.

              (b) Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement, and Sellers shall have received a certificate dated as of the Closing Date executed by an officer of Buyer to such effect;

              (c) Buyer shall have delivered to Sellers or their Affiliates those items set forth in Section 1.7 of this Agreement; and

              (d) Except for any applicable Taxes, no state governmental authority or other state regulatory body shall have initiated a formal legal or administrative proceeding with respect to the transactions contemplated by this Agreement that would reasonably be expected to, individually or in aggregate, have a material adverse effect on the business of Sprint Local Telecommunications Division or on the proceeds Sprint expects to receive from the transactions contemplated by this Agreement.

       SECTION 6.3 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

              (a) The representations and warranties of Sellers contained in
Article III of this Agreement that are (i) qualified as to Company Material Adverse Effect shall be true and correct and (ii) not so qualified shall be true and correct in all material respects (except for breaches as to matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing as if made at and as of such time (PROVIDED, HOWEVER, that representations and warranties which are as of a specific date shall speak only as of such date) and the representation and warranty of Sellers in Section 3.4 shall be true and correct as of the Closing. Buyer shall have received a certificate dated as of the Closing Date executed by authorized representatives of each Seller to such effect;

              (b) Each Seller and each Wholly Owned Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement, and Buyer shall have received a certificate dated as of the Closing Date executed by authorized representatives of each Seller to such effect;

              (c) Sellers shall have delivered to Buyer those items set forth in
Section 1.6 of this Agreement;

              (d) Buyer shall have received evidence reasonably satisfactory to it that (i) all Liens listed on SCHEDULE 6.3(d) have been released and fully discharged and (ii) all guarantees by the Companies of indebtedness for borrowed money of another Person shall be cancelled;

              (e) No Company shall have, or shall have guaranteed, any indebtedness for borrowed money and capitalized lease obligations that in accordance with GAAP are required to be reflected as indebtedness on a consolidated balance sheet of the Companies; and

              (f) All consents as are required from parties to those contracts of the Companies listed on SCHEDULE 6.3(f) in order to prevent any breach or violation of the terms of such contracts as a result of the consummation of the transactions contemplated by this Agreement shall have been obtained.

                                  ARTICLE VII

                                   TERMINATION


       SECTION 7.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned:

              (a) at any time, by mutual written consent of Sellers and Buyer;

              (b) by either party if the transactions contemplated by this Agreement shall have been permanently enjoined by a court of competent jurisdiction; PROVIDED, HOWEVER, that no party who brought or is affiliated with the party who brought the action seeking the permanent enjoinment of the transactions contemplated by this Agreement may seek termination of this Agreement pursuant to this Section 7.1(b);

              (c) by Buyer if any of the conditions set forth in Sections 6.1 and 6.3 shall have become incapable of fulfillment prior to the Termination Date (as hereinafter defined) and shall not have been waived by Buyer;

              (d) by Sellers if any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment prior to the Termination Date and shall not have been waived by Sellers;

              (e) by Buyer or Sellers, at any time on or after the six month anniversary of the date of this Agreement (the "TERMINATION DATE"), if the Closing shall not have occurred on or prior to such date; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has substantially contributed to, or resulted in, the failure of the Closing to have occurred on or before such date; PROVIDED, FURTHER, that if on the Termination Date the only conditions to Closing capable of being satisfied prior to the Closing Date that have not been fulfilled are Section 6.1(d) or 6.2(d), then the Termination Date shall be extended to the earlier to occur of
(i) the first anniversary of the date of this Agreement and (ii) the tenth
(10th) business day following the fulfillment of the closing conditions in Sections 6.1(d) or 6.2(d), as applicable; or

              (f) by Sellers if any Financing Commitment ceases to remain in effect on substantially the terms and subject to the conditions set forth therein for a period of 10 or more business days and Buyer has not obtained within such 10 day period replacement financing commitments with terms and conditions regarding certainty of closing no less favorable to Buyer and Sellers.

       SECTION 7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to Section 7.1 of this Agreement, written notice thereof shall be given by Sellers, on the one hand, or Buyer, on the other hand, so terminating to the other party and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned, without further action by Sellers, or Buyer. If this Agreement is terminated pursuant to Section 7.1 of this Agreement:

              (a) unless the basis of a termination is as set forth in Section 7.2(c) for failure of a condition set forth in Sections 6.2(a) or (b), each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same or, upon prior written notice to such party, shall destroy all such documents, work papers and other materials and deliver notice to the parties seeking destruction of such documents that such destruction has been completed, and all confidential information received by any party to this Agreement with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 5.2(b) of this Agreement;

              (b) all filings, applications and other submissions made pursuant to this Agreement shall, at the option of Sellers, and to the extent practicable, be withdrawn from the agency or other Person to which made; and

              (c) there shall be no liability or obligation under this Agreement on the part of Sellers, the Companies or Buyer or any of their respective directors, officers, employees, Affiliates, controlling Persons, agents or representatives, except that Sellers or Buyer, as the case may be, shall have liability to the other party if the basis of termination is fraud or a willful, material breach by Sellers or Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section and Sections 5.5, 5.8 and 10.1 of this Agreement and in the Confidentiality Agreement shall survive any such termination.

                                  ARTICLE VIII

                           SURVIVAL OF REPRESENTATIONS


              SECTION 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation by or on behalf of Buyer or the results of any such investigation and notwithstanding the participation of Buyer in the Closing, except for those representations and warranties in Sections 3.16 (Taxes) and 3.17 (Environmental) of this Agreement (which shall survive the applicable statute of limitations, including any extensions with respect thereto) and those representations and warranties in Sections 3.1 (Organization), 3.2 (Authorization), 3.3 (Capital Stock), 3.4 (Ownership of the Capital Stock), 3.19 (Certain Fees) and 4.1 (Buyer Organization) (which shall survive indefinitely), the representations and warranties of Sellers and Buyer in Articles III and IV of this Agreement, respectively, shall survive the Closing for a period of eighteen months following the Closing Date.

                                   ARTICLE IX

                                 INDEMNIFICATION


              SECTION 9.1 INDEMNIFICATION OBLIGATIONS OF SELLERS. Sellers jointly and severally shall indemnify, defend and hold harmless Buyer and its Affiliates, and, effective as of the Closing, without duplication, the Companies, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "BUYER INDEMNIFIED PARTIES") from, against and in respect of any and all claims, liabilities (whether asserted or unasserted, absolute or contingent), obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs and expenses of investigation and reasonable attorneys' fees and expenses) arising out of or relating to (a) any breach or inaccuracy of any representation or warranty made by Sellers in Article III of this Agreement (without giving effect to "Material Adverse Effect" or "in all material respects" qualifications contained in Article III of this Agreement other than those contained in Section 3.6) (other than a breach or inaccuracy of any representation or warranty under
Section 3.16), (b) any breach or nonperformance of any covenant, agreement or undertaking of Sellers in this Agreement other than Seller's obligations under
Section 5.6 to use its reasonable best efforts to satisfy the closing condition in Section 6.3(f) and (c) the agreements listed on SCHEDULE 3.7. Notwithstanding the preceding sentence, the indemnification or indemnification procedures provided for under this Section 9.1 shall not apply to Tax matters, which shall be governed exclusively by Section 5.7.

       The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Buyer Indemnified Parties described in this Section 9.1 as to which the Buyer Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "BUYER LOSSES."

       SECTION 9.2 INDEMNIFICATION OBLIGATIONS OF BUYER. Buyer shall indemnify, defend and hold harmless Sellers and their Affiliates (excluding the Companies), each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SELLER INDEMNIFIED PARTIES") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs and expenses of investigation and reasonable attorneys' fees and expenses) arising out of or relating to (a) any breach or inaccuracy of any representation or warranty made by Buyer in Article IV of this Agreement (without giving effect to "Material Adverse Effect" or "in all material respects" qualifications contained in Article IV of this Agreement) or (b) any breach or nonperformance of any covenant, agreement or undertaking of Buyer in this Agreement. Notwithstanding the preceding sentence, the indemnification or indemnification procedures provided for in this Section 9.2 shall not apply to Tax matters, which shall be governed exclusively by Section 5.7.

         The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Seller Indemnified Parties described in this
Section 9.2 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "SELLER LOSSES."

       SECTION 9.3 INDEMNIFICATION PROCEDURE.

              (a) Promptly after receipt by a Buyer Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "INDEMNIFIED PARTY") of written notice by a third party of a threatened or filed claim or of the threatened or actual commencement of any action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Buyer Losses or Seller Losses (as the case may be), such Indemnified Party shall notify Buyer (on the one hand) or Sellers (on the other hand), whoever is the appropriate indemnifying party hereunder (the "INDEMNIFYING PARTY"), within thirty (30) days of the written notice of threatening or filing of such claim or of the threatened or actual commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party actually and materially prejudices the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

              (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless
(i) simultaneously with the effectiveness of such settlement, compromise or consent, the Indemnifying Party pays in full any obligation imposed on the Indemnified Party by such settlement, compromise or consent, which releases the Indemnified Party completely in connection with such settlement, compromise or consent and (ii) such settlement, compromise or consent does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

              (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement not involving a third party claim covered by
Section 9.3(a), such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

       SECTION 9.4 CLAIMS PERIOD. For purposes of this Agreement, a "CLAIMS PERIOD" shall be the period after the Closing Date which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement shall commence on the Closing Date and shall terminate with respect to Buyer Losses or Seller Losses arising with respect to (a) any breach or inaccuracy of any representation or warranty on the expiration of the applicable survival period set forth in Section 8.1 and (b) with respect to any breach or nonperformance of any covenant or agreement in this Agreement, six months after the date Buyer (with respect to any Buyer Indemnified Party) or Sellers (with respect to any Seller Indemnified Party), as the case may be, obtains Knowledge of such breach or nonperformance. Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms of this Agreement.

       SECTION 9.5 LIABILITY LIMITS. Notwithstanding anything to the contrary set forth in this Agreement, except for fraud, the Buyer Indemnified Parties shall not make a claim against Sellers for indemnification under Section 9.1(a) for Buyer Losses (a) for any single Buyer Loss less than $250,000 and (b) unless and until the aggregate amount of Buyer Losses under Section 9.1(a) exceeds $25,000,000 (the "BUYER DEDUCTIBLE"), and then only to the extent such Buyer Losses exceed the Buyer Deductible. Further, the sum of Sellers' indemnification obligations hereunder and any amounts payable by Sprint for consequential damages resulting from a breach by Sprint or its Affiliates under the Trademark License Agreement, shall not exceed in the aggregate $660,000,000 (the "CAP AMOUNT").

       SECTION 9.6 NETTING OF LOSSES. The amount of any Seller Losses or Buyer Losses for which indemnification is provided under this Article IX shall take into account (a) in the case of Sellers' indemnification obligations under
Section 9.1 of this Agreement, any specific reserves included in the Final Balance Sheet and included in the determination of Closing Date Net Working Capital, (b) in the case of Sellers' indemnification obligations under Section
9.1 of this Agreement or Buyer's indemnification obligations under Section 9.2 of this Agreement, (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party, and (ii) any insurance proceeds or other cash receipts or sources of reimbursement received in connection with any such Seller Losses or Buyer Losses and (c) any Tax consequences associated with such Losses and the recovery thereof. If the amount to be netted hereunder from any payment required under
Section 9.1 or Section 9.2 of this Agreement is determined after payment by the Indemnifying Party pursuant to this Article IX, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article IX had such determination been made at the time of such payment.

       SECTION 9.7 EXCLUSIVE REMEDIES. Except for fraud, the provisions of this
Article IX and Sections 5.7 and 10.11 set forth the exclusive rights and remedies of Buyer and Sellers to seek or obtain damages or any other remedy or relief whatsoever from any party with respect to matters arising under or in connection with this Agreement and the transactions contemplated by this Agreement (other than any remedy or relief arising from the failure of any party to perform its obligations under the Ancillary Agreements). All payments made between Buyer and Sellers pursuant to Article VII, this Article IX and Sections
5.7 and 10.11 shall constitute adjustments to the Purchase Price for all Tax and other purposes.

                                   ARTICLE X

                                  MISCELLANEOUS


       SECTION 10.1 FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Sellers and Buyer shall pay all fees and expenses incurred by, or on behalf of, Sellers or Buyer, respectively, in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated by this Agreement.

       SECTION 10.2 FURTHER ASSURANCES. From time to time after the Closing Date, at the reasonable request of the other party to this Agreement and at the expense of the party so requesting, each of the parties to this Agreement shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

       SECTION 10.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight courier. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given under this Section 10.3):

                                    If to Buyer, to:


                                    R.H. Donnelley Corporation
                                    One Manhattanville Road
                                    Purchase, New York 10577
                                    Fax No. (914) 933-6844
                                    Attention:  General Counsel

                                    with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    222 East 41st Street
                                    New York, New York 10017
                                    Fax No. (212) 755-7306
                                    Attention:  John J. Hyland

                                    If to Sellers, to:

                                    Sprint Corporation
                                    6200 Sprint Parkway
                                    Overland Park, KS 66251
                                    KSOPHF 0302 - 3B679
                                    Fax No.  (913) 794-0144
                                    Attention:  Legal - Corporate Secretary

                                    with a copy to:

                                    Sprint Corporation
                                    6200 Sprint Parkway
                                    Overland Park, KS 66251
                                    KSOPHF 0302 - 3B626
                                    Fax No. (913) 794-0144
                                    Attention: Legal - Assistant Vice President,
                                               Law - Corporate Transactions

                                    and a copy to:

                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303-1763
                                    Fax No.  (404) 572-5146
                                    Attention: Michael J. Egan III

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmissions, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

       SECTION 10.4 SEVERABILITY. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law; PROVIDED, that the economic or legal substance of the transactions contemplated hereby is not affected in any materially adverse manner to any party.

         Should Section 5.8 of this Agreement or any word, phrase, clause, sentence or other portion thereof for any reason be declared illegal or unenforceable, such Section or portions thereof shall be modified or deleted in such a manner so as to make Section 5.8 of this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

       SECTION 10.5 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Buyer may, without such consent assign all such rights and obligations to (a) an Affiliate of Buyer or (b) on or after the Closing Date, to any lender or other party as collateral in connection with any financing; PROVIDED, HOWEVER, that no such assignment shall release Buyer of any of its obligations under this Agreement.

       SECTION 10.6 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of Sellers, and their successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect to the obligations of Sellers, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

       SECTION 10.7 INTERPRETATION.

              (a) As used in this Agreement, the term "PERSON" shall mean and include an individual, a partnership, limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof or other entity.

              (b) As used in this Agreement, the term "AFFILIATE" shall mean a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

       SECTION 10.8 JURISDICTION AND CONSENT TO SERVICE. Without limiting the jurisdiction or venue of any other court, each of Sprint, Centel LLC and Buyer
(a) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of the State of Delaware, (b) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement,
(c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court, and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

       SECTION 10.9 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, the Schedules and other documents referred to in this Agreement or delivered pursuant to this Agreement which form a part of this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter of this Agreement.

       SECTION 10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

       SECTION 10.11 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

       SECTION 10.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       SECTION 10.13 AMENDMENT, MODIFICATION AND WAIVER. This Agreement may be amended, modified or supplemented at any time by written agreement of Sellers and Buyer. Any failure of Sellers or Buyer to comply with any term or provision of this Agreement may be waived, with respect to Buyer, by Sellers and, with respect to Sellers, by Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

       SECTION 10.14 KNOWLEDGE. "TO THE KNOWLEDGE OF SELLERS" or any similar phrase contained in this Agreement shall mean the actual knowledge of the officers of Sprint and its Affiliates as set forth on SCHEDULE 10.14. "TO THE KNOWLEDGE OF BUYER" or any similar phrase contained in this Agreement shall mean the actual knowledge of the officers of Buyer and its Affiliates as set forth on
SCHEDULE 10.14.

       SECTION 10.15 SCHEDULES AND EXHIBITS. The Schedules, including all supplements and amendments thereto, and all exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

       SECTION 10.16 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES,

WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER-CLAIM, THIRD PARTY CLAIM OR OTHERWISE.

       If for any reason the jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, laws or regulations, under the applicable commercial rules of the American Arbitration Association and 9 U.S.C. sec. 1, ET. SEQ. Any arbitration will be held in the Wilmington, Delaware metropolitan area and be subject to the Governing Law provision of this Agreement. Discovery in the arbitration will be governed by the Local Rules applicable in the United States District Court for the District of Delaware.

       The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first above written.

                                SPRINT CORPORATION


                                By:   /s/ MICHAEL B. FULLER
                                   -----------------------------------------
                                    Michael B. Fuller
                                    President and Chief Operating Officer - LTD

                                CENTEL DIRECTORIES LLC


                                By:   /s/ MICHAEL B. FULLER
                                   -----------------------------------------
                                    Michael B. Fuller
                                    Vice President

                                R.H. DONNELLEY CORPORATION


                                By:   /s/ DAVID C. SWANSON
                                   -----------------------------------------
                                    David C. Swanson
                                    President and Chief Executive Officer